    As filed with the Securities and Exchange Commission on July ___, 2001
                          Registration No. 333-85429

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           SFBC INTERNATIONAL, INC.
                (Name of Small Business Issuer in its Charter)


          Delaware                              8731                        59-2407464
 (State or jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)        Classification Code Number)       Identification No.)

        11190 Biscayne Blvd.                               11190  Biscayne Blvd.
          Miami, FL 33181                                    Miami, FL 33181
           (305) 895-0304                                    (305) 895-0304
 (Address and telephone number                   (Address of principal place of business
 or intended principal place of business)        or intended principal place of business)

                              Mr. Arnold Hantman
                           SFBC International, Inc.
                             11190 Biscayne Blvd.
                                Miami, FL 33181
                                (305) 895-0304
           (Name, address and telephone number of agent for service)

                 Please send a copy of all communications to:

                            Michael D. Harris, Esq.
                             Beth J. Harris, Esq.
                            Kristen K. Thomas, Esq.
                             MICHAEL HARRIS, P.A.
                    1645 Palm Beach Lakes Blvd., Suite 550
                           West Palm Beach, FL 33401
                           Telephone: (561) 478-7077
                           Facsimile: (561) 478-1817

                                ---------------
               Approximate date of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

       If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8, may determine.

                                  PROSPECTUS

                        709,950 shares of common stock

                           SFBC International, Inc.

       This prospectus relates to the possible issuance by SFBC International, Inc. of up to 709,950 shares of common stock issuable upon exercise of outstanding warrants.

       Each of the warrants permits the holder to purchase one share of our common stock at a price of $9.60 per share through October 11, 2005. Our warrants are publicly-traded on the Nasdaq National Market under the symbol "SFCCW." On _______ __, 2001, the closing price for the warrants on the Nasdaq National Market was $______. Our common stock is publicly-traded on the Nasdaq National Market under the symbol "SFCC." On ______ __, 2001, the closing price for our common stock on the Nasdaq National Market was $______.

       Investing in our common stock involves a high degree of risk. See the risks, which are described in the "Risk Factors" section beginning on page ___ of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.





         The date of this prospectus is _______________________, 2001

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
Prospectus Summary............................................................................   __
Risk Factors..................................................................................   __
Market for Common Stock and Warrants..........................................................   __
Forward Looking Statements....................................................................   __
Use of Proceeds...............................................................................   __
Capitalization................................................................................   __
Selected Financial Data.......................................................................   __
Management's Discussion and Analysis of Financial Condition and Results of Operations.........   __
Business......................................................................................   __
Management....................................................................................   __
Related Party Transactions....................................................................   __
Principal Stockholders........................................................................   __
Description of Securities.....................................................................   __
Shares Eligible for Future Sale...............................................................   __
Plan of Distribution..........................................................................   __
Legal Matters.................................................................................   __
Experts.......................................................................................   __
Additional Information........................................................................   __
Index to Financial Statements.................................................................  F-1

                              PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "SFBC International," "SFBC," "we," "our," and "us," we mean SFBC International, Inc., a Delaware corporation, together with our subsidiaries and our predecessors. This prospectus contains forward-looking statements and information relating to SFBC. See "Forward Looking Statements" on page ___.


                              SFBC International


Our Business   We are a specialized provider of outsourced drug development research services for the pharmaceutical and biotechnology industries. We have one of the largest contract research sites in the United States today. Most of the business conducted at that site has been Phase I and II clinical trials and related services that variously determine and document the safety, absorption and dosing of potential new drugs developed by our clients. The
               United States Food and Drug Administration sets forth very specific guidelines for human clinical trials testing a potential drug or medical product. This testing is usually done in three or four stages known as Phase I through Phase IV.

               . Phase I involves testing a drug or product on a limited number of healthy participants to determine how the drug or product is absorbed by and eliminated from the body.

               . Phase II involves testing a drug or product on approximately 200 participants suffering from the condition targeted by the drug or product to determine the safety and effectiveness of the drug or product.

               . Phase III involves testing a drug or product on a large number of participants to determine long term and large scale safety and effectiveness of a drug or product.

               . Phase IV involves continued testing after new drug approval, to monitor long term effects of the drug or product.

               In March 2000, we expanded into Phase III clinical trial work through the acquisition of the assets of Pharmaceutical Development Associates, Inc. Phase III clinical trials are conducted to determine the therapeutic benefit of a potential new drug on a specific disease. We believe that the business we acquired, which we operate through SFBC Charlotte, Inc., our wholly-owned subsidiary, is among the most active providers of ophthalmology drug studies and a leading provider of dermatology drug studies. It is also one of few established providers of studies for potential new generic drugs in the United States where the absorption of the drugs into the bloodstream cannot be determined. These studies are large scale Phase III or Phase IV clinical trials in which the proposed generic drug is compared to the brand name drug. These studies began to be required by the Food and Drug Administration in 1997. In February 2001, we further expanded our operations through the acquisition of ClinSites/LeeCoast Research Center, Inc. LeeCoast Research operated a Phase I clinical trials facility in Ft. Myers, Florida, which performed a wide range of clinical trials primarily in the areas of generic drugs and dermatology studies. We now conduct these operations through our wholly-owned subsidiary, SFBC Ft. Myers, Inc. While we have been in business for 17 years, we introduced our current business model in 1995. Over the past six years, we have served over 50 clients, including 23 of the top 25 pharmaceutical companies in the United States. We have focused on building a reputation for producing results rapidly in compliance with each clinical trial protocol and the Food and Drug Administration requirements. We believe our pharmaceutical and biotechnology clients can realize greater financial benefits from more rapidly available valid clinical trial results. To realize our goal, we have built and continue to expand a database of volunteers representing a broad range of special populations, including post-menopausal women, children with specific diseases, and individuals who are HIV positive able to quickly accommodate most early phase clinical trials. In addition, SFBC Charlotte has established physician networks in ophthalmology and dermatology. We consider our responsiveness to clients, particularly with restrictive, special population studies, to have been key to: (1) attracting new clients, (2) earning the repeat business of our established clients, and (3) capturing the unfulfilled work of other, generally larger, contract research organizations that do not have the ready access to the required participants. We count among our niche expertise the following special populations:

               .  Cardiac

               .  Diabetics

               .  Geriatrics

               .  Kidney disease

               .  Ophthalmology

               .  Pediatrics

               .  Liver diseases

               .  Post-menopausal females

               .  HIV positive

               .  Dermatology

               In addition to performing Phase I through Phase IV clinical trials for pharmaceutical companies, biotechnology companies and other contract research organizations, we provide a range of other clinical research services including:

               . protocol design: designing clinical trials for customers in conformance with FDA regulations;

               . report writing: providing a comprehensive summary of the conduct of a study for customers submission to the FDA;

               . data management: including the transfer of study data to clinical report forms;

               . institutional review board services: preparing paperwork and all documents to be submitted to an institutional review board for approval; and

               . electronic data transfer: transferring study data to the study sponsor instantaneously or to other data banks via computer.

Our Strategy   Our goal is to become the comprehensive provider of choice for a widening range of specialized clinical trials. This involves expanding the breadth of our clinical trials and related services to provide comprehensive contract research organization solutions. We expect to include the building and acquisition of complementary businesses. Our strategy includes the following key elements:

               . Continue to build our proprietary database of special participant populations;

               . Operate our new clinical laboratory which we expected to open in the late summer of 2001;

               . Continue to expand the range of services offered to our clients through acquisitions and strategic alliances; and

               .  Continue to recruit and train our employees.

               In carrying out these strategies, we face a number of obstacles including competition from various size competitors drawing resources from the same special populations, competition from larger companies seeking the same acquisition targets, and competition from other participants in the healthcare field seeking qualified employees.

               Our executive offices and clinic are located at 11190 Biscayne Boulevard, Miami, Florida 33181, and our telephone number is
               (305) 895-0304. SFBC Charlotte maintains offices in Charlotte, North Carolina and in Dublin, Ireland. SFBC Ft. Myers maintains offices and operates a clinic in Ft. Myers, Florida and also has a facility in the Tampa, Florida area. Our website is located at www.sfbci.com. Information contained on our website is not part of this prospectus.

                                 The Offering


Securities offered                              709,950 shares of common stock
                                                issuable upon exercise of
                                                outstanding warrants.

Description of common stock

     Common stock outstanding
     immediately prior to this offering         3,628,331 shares

     Common stock outstanding
     immediately following                      4,338,281 shares. The number of
     this offering                              shares outstanding assumes the
                                                exercise of all 709,950
                                                warrants.

Description of the warrants

Exercise Price                                  Each warrant entitles you to
                                                purchase one share of common
                                                stock at $9.60 per share,
                                                subject to adjustment.

Exercise Period                                 You may exercise the warrants at
                                                any time until October 11, 2001
                                                after which we will redeem the
                                                warrants. The underwriter of our
                                                initial public offering, HD
                                                Brous & Co., Inc. gave its
                                                consent to permit you to
                                                exercise the warrants, which
                                                were not exerciseable without
                                                its consent until October 11,
                                                2001.

Redemption                                      We have given notice that we
                                                shall redeem the warrants at a
                                                price of $.25 per warrant. We
                                                did so because the closing price
                                                of our common stock for each day
                                                of a 20 trading day period was
                                                at least $20.00.

Use of proceeds                                 We intend to use the net
                                                proceeds of this offering for
                                                expansion of our business
                                                through acquisitions of and
                                                investment in complementary or
                                                competitive businesses and for
                                                general corporate purposes.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following selected statement of operations data for the years ended December 31, 1999 and 2000 are derived from our financial statements and related notes, which were audited by Kaufman, Rossin & Co., our independent auditors, and are included in this prospectus.

     The pro forma unaudited selected statement of operations data for the year ended December 31, 2000, includes the actual results of operations for SFBC International and the results of operations for Pharmaceutical Development Associates as if we acquired that business on January 1, 2000. It does not include the actual results of operations of LeeCoast Research for the year ended December 31, 2000 as this acquisition was deemed insignificant.

     The unaudited selected statement of operations data for the three months ended March 31, 2000 and 2001, includes our actual results of operations for the three-month periods then ended.

     The pro forma unaudited selected statement of operations data for the three-month period ended March 31, 2000, includes our actual results of operations and those of Pharmaceutical Development Associates as if we acquired its assets on January 1, 2000.

     Unaudited proforma results of operations after giving effect to certain adjustments resulting from the acquisition of net assets from LeeCoast Research for the three month period ended March 31, 2001 as if the business combination had occurred on January 1, 2001 are not presented as this acquisition was deemed insignificant.


     Our pro forma unaudited selected balance sheet data, as adjusted, does not give effect to our receipt of the estimated net proceeds of approximately $6,688,520 from the exercise of the 709,950 warrants at an exercise price of $9.60 per share.


     The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

Statement of Operations Data:


                                                                         Historical
                                                                         Year Ended                        ProForma/(1)/
                                                                         December 31,                 Year Ended December 31,
                                                                   1999                 2000                        2000

Net Revenues                                                   $8,309,143            $19,694,428                 $20,121,708

Operating income
                                                                  841,771              3,445,399                   3,434,069


Provision for income taxes
                                                                410,000              1,342,000               1,282,000


Net income                                                   $  250,628            $ 2,050,837             $ 2,089,376

Pro forma data (unaudited)/(2)/:

Income before provision for                                  $  660,628
 income taxes

Provision for income taxes                                      251,000

Pro forma net income                                         $  409,628

Shares used in computation of
 pro forma net income per
 share/(3)/                                                   1,881,863              2,614,000               2,614,000

Pro forma net income per
 share/(3)/                                                  $     0.22            $      0.78             $      0.80
                                                             ==========            ===========             ===========


(1) Gives pro forma effect to the acquisition of Pharmaceutical Development Associates, Inc. as if the acquisition had occurred on January 1, 2000 for the year ended December 31, 2000. See the "ProForma Combined Financial Data".

(2) The unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the year ended December 31, 1999.

(3) Pro forma net income per share of common stock has been computed using the historical number of shares of common stock outstanding at December 31, 1999 and by using the historical weighted average number of shares outstanding for the year ended December 31, 2000.



                                  Historical
                              Three Months Ended
                                   March 31,


                         2000                     2001

Net revenues                             $2,303,116               $6,581,977

Operating income                            236,757                1,155,214

Provision for income taxes                   97,000                  478,000

Net income                               $  115,635               $  760,833





Shares used in computation of
 pro forma net income per share/(1)/      2,335,736                3,589,642


Pro forma net income per share/(1)/           $0.05                    $0.21


(1) Pro Forma net income per share of common stock has been computed using the historical number of shares of common stock outstanding at March 31, 2000 and by using the historical weighted average number of shares outstanding for the three-month period ended March 31, 2001.


Balance Sheet Data:
                                                              March 31, 2001

Cash                                                             $ 7,127,464
Working capital                                                  $10,073,021
Total assets                                                     $16,058,404
Long-term debt- current portion and
 accrued interest                                                $    61,117

Long-term debt                                                   $   156,589
Total liabilities                                                $ 3,952,433
Total stockholders' equity                                       $12,105,971


     Unless otherwise stated, the information in this prospectus does not give effect to:

  . The 125,000 shares of common stock issuable upon exercise of the purchase option and the 62,500 shares of common stock issuable upon exercise of the warrants contained in the purchase option, which we sold to HD Brous & Co., Inc. as part of our initial public offering in October 2000.

     . up to 1,320,834 shares of common stock reserved for issuance upon the exercise of options, of which options to purchase 964,334 shares of common stock have been granted prior to the date of this prospectus.

     . up to 210,606 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2001 and held by our minority stockholders.


                                 RISK FACTORS

          An investment in our common stock involves a high degree of risk, and you should purchase our common stock only if you can afford a complete loss. You should consider carefully information about these risks, and all information contained in this prospectus, before you buy our common stock.

We rely on a limited number of clients for a large percentage of our revenues which means that we face a greater risk of loss of revenues if we lose clients

          During 2000, no client provided us 10% or more of our revenues. However, historically we relied on a small number of clients to generate a larger percentage of our revenues. This year, in spite of our increasing revenues, we expect Bristol-Myers Squibb Company will generate more than 10% of our revenues. In 1999, three clients, R.W. Johnson, Abbott Laboratories and Clay Park, Inc., accounted for approximately 38.1% of our revenues, after giving effect to our acquisition of Pharmaceutical Development Associates as if it occurred on January 1, 1999. This kind of client concentration in the contract research organization industry is common. Our largest clients vary from year to year, because revenues from our individual clients fluctuate. In the event that we lose one or more major clients, our business, prospects, financial condition and results of operations could be materially and adversely affected.

If we cannot effectively manage our growth, we may not continue to operate at the same levels of profitability and may actually lose money

          We have grown rapidly since 1998. Businesses, which grow rapidly, often have difficulty managing their growth. Although we have expanded our management, we will have to employ experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money.

Because we are significantly smaller than the majority of our competitors, we may lack the financial resources needed to increase our market share

          There are a large number of contract research organizations ranging in size from one-person consulting firms to full-service, global drug development corporations. It is easy for a new company to enter our industry. This competition may lead to price and other forms of competition that could adversely affect our business. Many of our competitors have substantially greater size and other resources than we do. For this reason, we may lack the financial resources needed to increase our market share.

Our clients may cancel or delay our contracts, which could reduce our future revenues and result in operating losses

     Our clients may cancel or delay our contracts at any time for no reason. They may also cancel a clinical trial for a variety of reasons including:

     .    inadequate patient enrollment;

     . manufacturing problems resulting in a shortage of the potential product;

     . a decision by a client to de-emphasize or cancel the development of a potential product;

     .    adverse patient reaction to a potential product;

     .    unexpected results; and

     .    request of the United States Food and Drug Administration.

The loss or delay of a large project or contract or the loss or delay of multiple small contracts could have a material adverse effect on our business and future results of operations.

We face a risk of liability from our disposal of medical wastes

          Our clinical trials activities involve the controlled disposal of medical wastes, which are considered hazardous materials. We believe that our safety procedures for handling and disposal of these medical wastes comply with all state and federal environmental regulations. However, we cannot completely eliminate the risk of accidental contamination or injury from these materials. If this occurs, we could be held liable for damages, face significant fines, and face the temporary or permanent shutdown of our operations.

We risk potential liability when conducting clinical trials, which could cost us large amounts of money or possibly put us out of business

     Our clinical trials involve administering drugs to humans in order to determine the effects of the drugs. By doing so, we are subject to the general risks of liability to these persons, which include:

     . adverse side effects and reactions resulting from the administration of these drugs to a clinical trial participant;

     .    improper administration of the new drug; or

     . potential professional malpractice of our employees, including physicians.

          To protect ourselves, our contracts generally have indemnification agreements in which our clients agree to indemnify us in the event of adverse consequences to our participants caused by their products. We also carry liability insurance. However, if there is a damage claim not covered by insurance, the indemnification agreement is not broad enough or our client is insolvent, any resulting award against us could result in our experiencing large losses or possibly put us out of business.

If government regulation of our business is relaxed, it could reduce the need for our services and reduce revenues

          The market for our services is based on strict government regulation of the drug development process. The general trend in the United States is for increased regulation. However, in Europe the regulatory process is more relaxed. The United States could change its regulatory structure. This could reduce our clients' need for our services and reduce our future revenues.

If the pharmaceutical and biotechnology industries reduce their expenditures, our future revenues may be reduced

          Our business and continued expansion is dependent on the research and development expenditures of our clients. Any economic downturn or any decrease in our clients' research and development expenditures may adversely affect us by reducing our future revenues.

We are controlled by our management, which means they may stop a third party from acquiring us even if it is in the best interests of our stockholders

          Dr. Lisa Krinsky and Mr. Arnold Hantman combined will beneficially own approximately 37% of our outstanding common stock assuming full exercise of the outstanding warrants. As a result, they will probably be able to exercise control over all matters requiring stockholder approval including the election of directors and approval of significant corporate transactions. Their voting control could have the effect of delaying or preventing a change of control which might benefit our stockholders. Additionally, management's voting control may depress the future market price of our common stock .

We may issue preferred stock without the approval of our stockholders, which could make it more difficult for a third-party to acquire us and could depress our stock price

          In the future, our board of directors may issue one or more series of preferred stock that has more than one vote per share without a vote of our stockholders. This could permit our board of directors to issue such stock to investors who support our management and give effective control of our business to our management. Additionally, issuance of this preferred stock could block an acquisition resulting in both a drop in the stock price and a decline in interest in the stock, which could make it more difficult for stockholders to sell their shares. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Almost all of our total outstanding shares are freely tradable. In addition, upon exercise of the outstanding warrants, the shares of common stock covered by this prospectus will be freely tradable. This could cause the market price of our common stock to drop significantly, even if our business is doing well

          After this offering, we will have outstanding 4,338,281 shares of common stock, which includes the common stock issuable upon exercise of the 709,950 warrants. Upon issuance, these 709,950 shares of common stock may be sold in the public market immediately. All of our remaining shares may be publicly sold as follows:

          No. of Shares                  May be Publicly Sold Beginning
-----------------------------------      ----------------------------------
709,950 shares issuable upon             Now, without limitation
exercise of warrants covered by
this prospectus

        2,061,278 shares                 Now, without limitation

        1,555,559 shares                 Now, subject to limitations of Rule 144

          5,556 shares                   April 24, 2002, subject to limitations
                                         of Rule 144

          1,772 shares                   May 11, 2002

          4,166 shares                   May 24, 2002

The warrants may be deprived of any value if a prospectus covering the shares of common stock issuable upon their exercise is not kept effective and current

          As a holder of redeemable warrants, you will have the right to exercise the warrants only if there is a current and effective registration statement covering the shares of common stock issuable upon exercise. We may incur substantial expense in maintaining a current and effective registration statement and prospectus, and we cannot assure that a current registration statement and prospectus will be in effect at the time you want to exercise your warrants. If a current registration statement is not in effect, the warrants may be deprived of any value.

If you do not exercise your warrants, you will only receive $.25 per warrant when we redeem them

          On ___________, 2001, we gave notice that we will redeem the 709,950 warrants for $.25 each on ___________ 2001, unless they are first exercised. We believe most, if not all, holders paid more than $.25 per warrant. Thus, you will lose money if you do not exercise your warrants, unless you paid.

Fluctuations in our operating results may cause our stock price to fall

     Historically, our revenues have been higher in the second half of the year. These fluctuations are usually due to the level of new business authorizations in a particular quarter or year and the timing of the initiation, progress, or cancellation of significant projects. We anticipate that this will continue because of the way our clients budget their research expenditures. Our varying quarterly results may result in the drop of our common stock price if investors react to our reporting operating results less favorable than in a prior quarter.

Our stock price can be extremely volatile, and your investment could suffer a decline in value

     The trading price of our common stock has been and is likely to be volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

        .    Actual or anticipated variations in quarterly operating results;
        .    New service offerings introduced or announced by our competitors;
        .    Changes in financial estimates by securities analysts;
        .    Changes in market valuations of other similar companies;
        .    Our announcement of significant acquisitions, strategic
             partnerships, joint ventures or capital commitments;
        .    Additions or departures of key personnel; and
        .    Sales of our common stock.

As a result, you could lose all or part of your investment. In addition, the stock market in general experiences extreme price and volume fluctuations that are often unrelated and disproportionate to operating performance.

                     MARKET FOR COMMON STOCK AND WARRANTS

Market Information

     The following table sets forth, for the periods indicated, the range of quarterly high and low representative market prices for our common stock and warrants. These securities traded on the American Stock Exchange under the symbol from October 11, 2000 until they began trading on the Nasdaq National Market on June 19, 2001 under the symbols "SFCC" and "SFCCW."

                                                High             Low

Common Stock
------------
Fourth Quarter 2000                            $7.6875          $ 4.00
First Quarter 2001                                9.50           3.625
Second Quarter 2001                              29.55            8.65

Warrants
--------
Fourth Quarter 2000                            $ 1.875          $ .375

First Quarter 2001                                3.80           .6875
Second Quarter 2001                              19.41            3.45

Holders

     As of May 14, 2001, there were 61 holders of record and at least 759 beneficial owners of our common stock.

Dividends

     We have never paid cash dividends on our common stock. Payment of dividends is within the discretion of board of directors and will depend upon our earnings, capital requirements and operating and financial condition. Currently, we intend to follow a policy of retaining future earnings in order to finance the growth and development of our business.



                           FORWARD-LOOKING STATEMENTS




     This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the following expectations:

Statement                                                                           Located in Section Entitiled
 .    our consummation of acquisitions and alliances;                                  Prospectus Summary, Our Strategy
                                                                                      and Use of Proceeds
 .    our plans to open a clinical laboratory; and                                     Prospectus Summary, Our Strategy
 .    the changing mix of client concentration as it relates to our                    Risk Factors
     lack of dependence on any and the 2001 revenues from one client;
 .    the trend toward increased governmental regulation in the drug                   Risk Factors
     industry;
 .    the adequacy of our working capital and liquidity to fund                        Use of Proceeds and Management's
     operations and acquisitions;                                                     Discussion and Analysis
 .    the increased reliance on and the resulting growing market for                   Business, Contract Research
     contract research organizations;                                                 Industry
     the trend towards contract research organization consolidation.                  Business, Our Competitors

     Additionally, words such as "expects", "anticipates", "intends", "believes", "will" and similar words are used to identify forward-looking statements within the meaning of the Act.

     The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements include:


  . an unanticipated decision to make an acquisition of a substantially larger competitor, which would require us to re-allocate our intended uses of our cash resources;

  . our ability to successfully implement our plans for operational and geographical expansion;

  . our ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while maintaining compliance with applicable rules and regulations;

  . our ability to compete nationally in attracting pharmaceutical companies in order to develop additional business;

  .  our continued ability to recruit participants for clinical studies;

  . the economic climate nationally and internationally as it affects drug development operations; and

  . our ability to integrate and absorb any acquisitions into our current operational structure.


     We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the section entitled "Risk Factors" in this prospectus.

                                USE OF PROCEEDS

     We estimate the net proceeds from the offering to be approximately $6,688,520, or if all warrants are exercised. We intend to use the proceeds for acquisitions and general corporate purposes.

     We may use a portion of the net proceeds to acquire additional clinical research businesses and other complimentary businesses. We are actively seeking acquisition candidates, but have not reached any agreements with any companies.'" We are not sure that we will make any future acquisitions and, if we do, whether we will pay cash or issue our securities. Our management will have broad discretion in how we spend these proceeds.

     Based upon our contemplated operations, business plans, and current economic and industry conditions, the above is our best estimate of the allocation of the net proceeds of this offering, which are subject to reallocation in response to a number of unanticipated events. These may include changes in our business plans, new government regulations, changing industry conditions, and future revenues and expenditures.

     We believe that the net proceeds from this offering, together with anticipated revenues from operations, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least 12 months. Our belief is based on our operating plan, which in turn is based on assumptions, which may prove to be incorrect. As a result, our financial resources may not be sufficient to satisfy our capital requirements for this period. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services, respond to competitive pressures, acquire or invest in complementary or competitive businesses, or take advantage of unanticipated opportunities. If our financial resources are insufficient, we may require additional financing in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net book value per share, and such new equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures.

     Pending the use of proceeds as disclosed above, we intend to invest the net proceeds in the United States Government securities, short-term of certificates of deposit, money market funds or other short-term, interest-bearing investment grade securities.

                                 CAPITALIZATION

     Our capitalization is presented on an actual basis and on an adjusted basis to give effect to our receipt of the net proceeds of this offering.

                                                                                   (Unaudited)
                                                                                 March 31, 2001
                                                                            Actual            As Adjusted
Note payables -current portion                                              $    61,117       $    61,117




Notes payable                                                                   156,589           156,589
                                                                            -----------       -----------
Total debt                                                                      217,706           217,706
                                                                            ===========       ===========
Stockholders' equity                                                                -0-               -0-
   Preferred stock, par value $.10 per share; 5,000,000 shares authorized, no shares issued or outstanding
   Common stock, par value $.001 per share, 20,000,000 shares                     3,590             4,300
   authorized, 3,589,642 shares issued and outstanding as of March
   31,2001 and 4,299,592 shares issued and outstanding as adjusted
Additional paid-in capital                                                   10,387,823        17,075,633
Retained earnings                                                             1,714,558         1,714,558
                                                                            -----------       -----------
Stockholders' equity                                                         12,105,971        18,794,491
                                                                            -----------       -----------
Total capitalization                                                        $12,323,677       $19,012,197
                                                                            ===========       ===========

     Except as otherwise stated, the outstanding shares of common stock referred to in this prospectus do not include:

  . 709,950 shares of common stock issuable upon the exercise of the warrants sold in our initial public offering;

  . 1,195,834 shares of common stock issuable under our 1999 stock option plan, of which we have granted options to purchase 839,334 shares, and 125,000 options granted outside of our plans;

  . 210,606 shares of common stock issuable upon exercise of the outstanding warrants (not including the 49,035 warrants that have been exercised through June 30, 2001) we issued to minority stockholders who received our convertible notes in exchange for their past due old notes. We offered these warrants to induce the note holders to forbear from collecting on past-due notes and to accept the convertible notes. On October 26, 1999, these minority stockholders converted $1,150,800 of the convertible notes into common stock at $4.50 per share. The warrants are exercisable until June 11, 2002; and

  . 125,000 shares of common stock and 62,500 shares issuable upon exercise of warrants, which may be issued pursuant to the purchase option of our underwriter for our initial public offering.

We have three classes of warrants outstanding as of June 30, 2001;

  . warrants offered in our initial public offering to purchase 709,950 shares of common stock exercisable at $9.60 per share;

  . minority stockholder warrants to purchase 206,700 shares of common stock exercisable at $8.00 per share; and

  .  minority stockholder warrants to purchase 3,906 shares at $9.60 per share.

  . Additionally, if HD Brous exercises its purchase option and acquires warrants at $.40 per warrant, we will have up to 62,500 warrants, exercisable at $15.36, outstanding. The purchase option is not exercisable until October 11, 2001.


                            SELECTED FINANCIAL DATA

     We derived the selected financial data presented below from our historical financial statements and related notes included in another part of this prospectus. You should read the selected financial data together with our financial statements and the section of the prospectus entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. Kaufman, Rossin & Co., independent certified public accountants, audited our financial statements for the years ended December 31, 2000, 1999, and 1998 and financial statements the Phase III business we acquired for the years ended December 31, 1999 and 1998.

The pro forma financial statements for 2000 assume we made the acquisition of the business on January 1, 2000. See the notes to the pro forma financial statements beginning at Page P-1 of this prospectus for information containing the adjustments made in the pro forma financial statements.

     This unaudited pro forma financial information does not purport to represent what our financial position or results of operations would actually have been if such transactions in fact occurred on those dates, or to project our financial position or results of operations for any future date or period. These unaudited financial statements should be read in conjunction with the historical financial statements of SFBC International and the business we acquired from Pharmaceutical Development Associates included in this prospectus. The unaudited proforma financial information does not include the results of operations of LeeCoast Research Center as this acquisition was deemed insignificant.

Statement of Operations Data

                            SFBC International, Inc.

                                                                                                    (Unaudited)
                                                                                                 Pro Forma Combined
                                                                     Year Ended December 31,
                                                         1998             1999             2000             2000/(3)/
Net revenues                                       $5,869,987       $8,309,143      $19,694,428           $20,121,708
Direct costs                                        3,838,923        5,208,231       11,996,996            12,280,568

General and
administrative expenses                             1,323,764        2,259,141        4,252,033             4,407,071
Income from operations                                707,300          841,771        3,445,399             3,434,069
Interest income                                             -                -          122,908               122,908
Interest expense                                      199,584          181,143          175,470               185,601
Income before income
taxes                                                 507,716          660,628        3,392,837             3,371,376
Provision for income
taxes                                                       -          410,000        1,342,000             1,282,000
Net income                                         $  507,716       $  250,626      $ 2,050,837           $ 2,089,376
                                                   ==========       ==========      ===========           ===========
Pro forma data
(unaudited)/(1)/:
Income before provision
for income taxes                                   $  507,716       $  660,628
Provision for income
taxes                                              $  191,000       $  251,000
                                                   ----------       ----------
Pro forma net income                               $  316,716       $  409,628
                                                   ==========       ==========

Shares used in
computation of pro
forma net income per
shares/(2)/                                         1,520,000        1,881,863        2,614,000
                                                   ==========       ==========      ===========
Pro forma net income per
share/(2)/                                              $0.21            $0.22            $0.78
                                                   ==========       ==========      ===========

(1) The unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the years ended December 31, 1999, and 1998.
(2) Pro forma net income per share of common stock has been computed using the historical number of shares of common stock outstanding at December 31, 1998 and 1999 and by using the historical weighted average number of shares outstanding for the year ended December 31, 2000.
(3) Includes our operations and the operations of the business we acquired on March 29, 2000 as if we acquired it on January 1, 2000.

                   Pharmaceutical Development Associates Inc.


Statement of Operations Data:                       Historical
                                             Year Ended December 31,
                                          1998/(4)/               1999/(4)/
Net revenues                              $3,151,593             $2,200,061
Direct costs                               2,674,533              1,995,792

General and administrative
 expenses                                    482,522                625,072
Income (loss) from operations                 (5,462)              (420,803)
Interest income                                    -                      -
Interest expense                              15,202                 18,560
Loss before income taxes                     (20,664)              (439,363)
Provision for income taxes                         -                      -
Net  loss                                 $  (20,664)            $ (439,363)
                                          ==========             ==========


(4) These columns contain the results of operations of the business which was sold by Pharmaceutical Development Associates.


                   SFBC International, Inc. and Subsidiaries

Statement of Operations Data:            Historical
                                     Three Months Ended
                                       March 31, 2001
Net revenues                               $6,581,977
Direct costs                                3,814,716

General and administrative expenses            1,612,047
Income from operations                         1,155,214
Interest income                                   97,287
Interest expense                                  13,668
Income before income taxes                     1,238,833
Provision for income taxes                       478,000
Net income                                    $  760,833
                                              ==========

Balance Sheet Data

                                          Three Months
                                          Ended March
                                            31, 2001
                                             Actual
Cash                                       $ 7,127,464
Working capital                             10,073,021
Total assets                                16,058,404


Total liabilities                            3,952,433
Total stockholders' equity                 $12,105,971



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of the prospectus and which are deemed to be incorporated into this section. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of certain factors, including but not limited to, those contained in other sections of this prospectus including the section entitled "Risk Factors".

In General

     SFBC International was organized in March 1999 for the purpose of acting as a holding company. In June 1999, we acquired South Florida Kinetics, our Phase I and II subsidiary. At the same time we merged with BioClinic Management Company, an inactive Florida corporation, controlled by Mr. Arnold Hantman, our chief executive officer. BioClinic Management, organized in 1984, operated our Phase I and II clinic until 1995. Lisa Krinsky, M.D., our president, organized South Florida Kinetics in 1995. Following the June 1999 transactions, Dr. Krinsky owned 1,014,487 shares of our common stock, Mr. Hantman owned 507,244 shares and our minority stockholders owned 558,269 shares. As a result, Dr. Krinsky and Mr. Hantman controlled SFBC International.

     As permitted by accounting rules, all historical financial information for SFBC International reflects the financial statements of South Florida Kinetics which we acquired on June 7, 1999. The following discussion also includes the operations of Pharmaceutical Development Associates. We purchased certain assets of Pharmaceutical Development Associates on March 29, 2000, which essentially coincided with the end of our fiscal quarter. All information for the three months ended March 31, 2000 and 2001 includes the results of operations and cash flows of our new subsidiary, SFBC Charlotte since the date of its acquisition of the assets of Pharmaceutical Development Associates.

Results of Operations

     Three Months Ended March 31, 2000 and 2001

     Our net revenues for the three months ended March 31, 2001 increased to $6,581,977 from $2,303,116 for the same period in 2000, or an increase of approximately 186% over the same period in 2000.

     Our gross profit margins increased to 42.0% in the three months ended March 31, 2001 from 36.2% for the three months ended March 31, 2000. The increase is attributable to variance in our mix of contracts as well as the acquisition of Pharmaceutical Development Associates which maintained higher gross profit margins. Gross profit margins of the business we acquired vary from year to year depending on the mix of its contracts. Contracts requiring us to pay for work subcontracted to others generate higher gross revenues and higher costs. Although in such case gross profit margins are decreased, actual profit in terms of dollars remains substantially the same.Our general and administrative expenses increased from $597,501 during the three months ended March 31, 2000 to $1,612,048 for the same period in 2001. We believe that this increase is directly attributable to our increased staff including those employed by SFBC Charlotte and SFBC Ft. Myers, and to our status as a public company.

     In February 1999, South Florida Kinetics hired Dr. Gregory B. Holmes as executive vice president of clinical operations. It issued 160,000 options to Dr. Holmes exercisable at $1.25 per share. When we acquired South Florida Kinetics in June 1999, we re-issued the options to Dr. Holmes on the same terms. We are incurring expenses of $680,000 from these options, including approximately $42,500 which we incurred in the three months ended March 31, 2000 and $42,500 which we incurred in the three months ended March 31, 2001. As the result of these options, we will incur additional expenses of approximately $ 127,500 for the balance of this year, totaling approximately $170,000 in 2001 and approximately $35,000 in 2002.

     As the result of our continued growth this year, our net income before taxes for the quarter ended March 31, 2001 increased to $1,238,832 from $212,635 for the same period in 2000. Our net income after taxes was $760,833 for the quarter ended March 31, 2001 in contrast to $115,635 for the first quarter of 2000. On a fully diluted basis, our earnings per share quadrupled to $.20 per share for the first quarter from $.05 per share for the first quarter of 2000.

     Years Ended December 31, 1999 and 2000

     Our net revenues were $19,694,428 for the year ended December 31, 2000, which is an increase of 137% from $8,309,143 for the prior year. The increase includes the net sales of our subsidiary, SFBC Charlotte, since March 29, 2000.

     Our gross profit margins increased from approximately 37.3% in 1999 approximately 39.1% for the same period in 2000. The increase is attributable to our increase in revenues as well as variance in our mix of contracts.

     Our general and administrative expenses increased from $2,259,141 in 1999 to $4,252,033 in 2000. The primary expense increases were due to the expansion of our business, our increased marketing and our public company status. General and administrative expenses in 1999 included $255,537 of expenses related to the delay of our initial public offering, which was originally filed in August 1999 but was not completed until October 16, 2000. Our 1999 general and administrative expenses also included additional compensation expenses for stock options issued to Dr. Gregory B. Holmes in February 1999. In 2000, we incurred approximately $170,000 resulting from issuance of the options in contrast to approximately $305,000 in 1999.

     As the result of our growth in 2000, our net income before taxes increased to $3,392,837 from $660,628 in 1999. Our net income after provision for income taxes increased in 2000 to $2,050,837 from $250,628 in 1999. On a per share basis, our after tax net income in 2000 increased to $.78 (basic) and $.76 (fully diluted) from $.13 per share in 1999. As reflected on our income statements, 1999 income taxes were affected by the fact that we were not a C corporation for the entire year.

Liquidity and Capital Resources


     For 2000, net cash used by operating activities was $371,488 in contrast to $292,300 of net cash provided by operations in 1999. The change is primarily due to the substantial increase in accounts receivable and accrued liabilities resulting from the growth of our business, offset by the increase in net income. For the three months ended March 31, 2001, net cash provided by operating activities was $1,194,955 in contrast to $189,728 in the first three months of 2000. The principal changes resulted from increased net income and a decrease in accounts receivable, partially offset by a decrease in accrued liabilities and advance billings.


     For 2000, net cash provided by financing activities was $7,675,223. The increase resulted from our receipt of public offering proceeds, partially offset by note payments. In the quarter ended March 31, 2001, we used $210,672 in financing activities while in the first quarter of 2000 financing activities provided $375,427. The principal change arose from the fact that we no longer have a credit facility while in the first quarter of 2000 we borrowed $681,201 on our credit facility to complete an acquisition. Additionally, payments of principal of notes payable were less in the first quarter of 2001 than during the first quarter of 2000.

     During 2000, we used $804,417 for investing activities in contrast to $56,676 used for the same period in 1999. The increase was primarily due to our use of existing cash to acquire the assets of Pharmaceutical Development Associates, our purchase of equipment, and the loan made to LeeCoast Research Center. For the three months ended March 31, 2001, we used $644,422 for investing activities from $291,613 for the same period in 2000. The principal increases related to the increase of cash used to complete an acquisition this year over the prior year, when we relied primarily upon a credit facility, and the purchase of additional property and equipment this year.

     On October 16, 2000, we completed our initial public offering and realized net proceeds of approximately $8,270,000. Of the net proceeds, we have used to date $385,000 to pay off our minority stockholders' notes, $573,000 for leasehold improvements and the purchase of computers, and approximately $753,000 for working capital. We also used approximately $511,000 to purchase the assets of LeeCoast Research.

     On November 22, 2000, we voluntarily elected to terminate our line of credit with Heller Healthcare Finance, Inc., because we do not anticipate any need to borrow funds during the next 12 months. We believe our existing cash and cash equivalents are sufficient to meet our working capital needs for more than the next 12 months and to fund any potential acquisitions.

     As of March 31, 2001, we had a strong working capital position. Our current assets of approximately $13,809,865 included $7,127,464 in cash which is approximately $340,000 more than at December 31, 2000. Additionally, we used approximately $511,000 to acquire the assets of LeeCoast Research.

     As of May 15, 2001, we had approximately $10,200,000 in working capital. In order to open our new clinical laboratory, we recently purchased approximately $140,000 of equipment. We have an oral agreement to purchase the entire building we are currently occupying in Miami, Florida. We expect to purchase the building late this summer following zoning approval. Additionally, we have leased an additional two floors in an adjacent building under a short-term lease. We have recently completed renovating these two floors.

     We believe we have more than enough working capital to meet our operational needs within the next 12 months. Depending upon the nature of any future acquisitions including the size of the target(s) and the negotiated terms, we may require additional financing to complete a large acquisition.


                                    BUSINESS

In General

     We are a contract research organization which conducts clinical trials and provides related services to pharmaceutical companies, biotechnology companies, and other contract research organizations. We have conducted operations for over 17 years. Historically, we have focused upon the development and maintenance of our database of special populations of participants for Phase I and Phase II clinical trials and believe we are one of the leading United

States companies in recruiting participants for special populations in Phase I and Phase II clinical trials. We believe that this is particularly important since medications require extensive testing in many special populations.

     On March 29, 2000, we expanded our operations with the acquisition of the assets of Pharmaceutical Development Associates, a contract research organization focused on managing Phase III clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

     On February 16, 2001, we further expanded our operations when we purchased the assets of ClinSites/LeeCoast Research Center, Inc., a specialized, Phase I contract research organization with an established market position in early phase dermatology and generic drug studies, among other things.

Our History and Structure

     We are a Delaware corporation organized in March 1999.   We are a holding
company for three subsidiaries:

  .  South Florida Kinetics, formed in 1995,

  .  SFBC Charlotte, Inc., formed in March 2000, and

  .  SFBC Ft. Myers, formed in December 2000.

  .  Our principal revenues are generated by South Florida Kinetics.

  On June 7, 1999, we merged with our predecessor, Bio Clinic Management Company. At the time of the merger, our chief executive officer, Mr. Arnold Hantman was the sole stockholder of Bio Clinic Management Company. We were the surviving entity in the transaction. Also, on June 7, 1999, we acquired South Florida Kinetics in exchange for 1,572,756 shares of our common stock. Dr. Lisa Krinsky, our president, was the founder and principal stockholder of South Florida Kinetics and as a result of the acquisition, became our principal stockholder.

The Drug Development Process

     Pharmaceutical and certain other therapeutic products are generally developed by pharmaceutical and biotechnology companies and are required to undergo significant clinical experimentation and clinical testing prior to their marketing or introduction to the general public. Clinical testing, known as clinical trials, is either conducted internally by pharmaceutical or biotechnology companies or is conducted on behalf of these companies by contract research organizations. We are a contract research organization. When clinical trials are outsourced, clients pay the contract research organization for conducting the clinical trial, as well as for other related services.

     The process of conducting clinical trials is highly regulated by the United States Food and Drug Administration, known as the FDA, as well as by other governmental and professional bodies. Below we describe the principal framework in which clinical trials are conducted. We also describe a number of the parties involved in these trials.

     Protocols.

     Before starting human clinical trials, a drug's sponsor must submit an investigational new drug application to the FDA. The application contains what is known in the industry as a protocol. A protocol is the blueprint for each drug study. The protocol tells us:


  .  who we must recruit as qualified participants;

  .  how often to administer the drug;

  .  what dosage of the drug to give to the participants; and

  .  what tests to perform on the participants.

  Institutional Review Board.

     An institutional review board is an independent committee of professionals and layperson, which reviews clinical research trials involving human beings. The institutional review board does not report to the FDA, and the FDA does not appoint its members. It is required to adhere to guidelines issued by the FDA, and the FDA audits its records.

     An institutional review board must approve all clinical trials. The institutional review board's role is to protect the rights of the participants in the clinical trials. It approves the protocols to be used, the advertisements which the company or contract research organization conducting the trial proposes to use to recruit participants, and the form of consent which the participants will be required to sign prior to their participation in the clinical trials. We can use any institutional review board we choose. However, when our clients request us to use a specific institutional review board, we follow their suggestions.

     Clinical Trials.

     The government sets very specific requirements, which must be followed in order to market a new drug or medical product in the United States. Drugs and medical products generally require approval by the FDA before marketing to the public.

     Human clinical trials or testing of a potential product are generally done in three, and sometimes four stages known as Phase I through Phase IV testing. The names of the phases are derived from the regulations of the FDA. Generally, there are multiple trials conducted in each phase.

     Phase I.

     Phase I trials involve testing a drug or product on a limited number of healthy participants, typically 24 to 100 people at a time. Phase I trials determine a drug's basic safety and how the drug is absorbed by, and eliminated from, the body. This phase lasts an average of six months to a year. In the case of Phase I trials conducted by us, we give our participants free medical examinations which may include physical exams, blood and urine tests, electrocardiograms, and bone scans. For women, we often give them pap smears and mammograms. We pay our participants a fee for participating in our clinical trials. We provide them free room and board in our Phase I and II subsidiaries' clinics as necessary.

     Phase II.

     Phase II trials involve testing up to 200 participants at a time who may suffer from the targeted disease or condition. Phase II testing typically lasts an average of one to two years. In Phase II, the drug is tested to determine its safety and effectiveness for treating a specific illness or condition. Phase II testing also involves determining acceptable dosage levels of the drug. In the case of Phase II trials conducted by us, we usually select participants who have the disease or condition for which the drug may help. If Phase II tests show that a new drug has an acceptable range of safety risks and probable effectiveness, a company will move on to Phase III testing.

     Phase III.

     Phase III trials involve testing large numbers of participants, typically several hundred to several thousand persons. The purpose is to verify effectiveness and long-term safety on a large scale. These trials generally last two to three years. Phase III trials are conducted at multiple locations or sites. Like the other phases, Phase III requires the site to keep detailed records of data collected and procedures performed. Two of our subsidiaries are involved in Phase III trials. South Florida Kinetics has conducted them using its medical staff on a limited basis from its Miami, Florida clinic. SFBC Charlotte manages Phase III studies conducted by physicians at multiple sites throughout the United States and sometimes overseas. It recently opened an office in Ireland.

     New Drug Approval.

     Following the completion of Phase III trials, assuming the sponsor of a potential product in the United States believes it has sufficient information to support the safety and effectiveness of its product, it submits an application to the FDA requesting that the product be approved for marketing. The application is a comprehensive, multi-volume filing that includes the results of all clinical studies, information about the drug's composition, and the sponsor's plans for producing, packaging and labeling the product. The FDA's review of an application can take a few months to many years, with the average review lasting 18 months. Once approved, drugs and other products may be marketed in the United States, subject to any conditions imposed by the FDA.

     Phase IV.

     The FDA may require that the sponsor conduct additional clinical trials following new drug approval and after the drug is available for sale. The purpose of these trials, known as Phase IV trials, is to monitor long-term risks and benefits, study different dosage levels or evaluate safety and effectiveness. In recent years, the FDA has increased its reliance on these trials. Phase IV trials usually involve thousands of persons who are paid to participate in the trials; at the same time members of the public can purchase the drug apart from the Phase IV study. Phase IV trials also may be initiated by the company sponsoring the new drug to gain broader market value for an approved drug. For example, large-scale trials may also be used to prove effectiveness and safety of new forms of drug delivery for approved drugs. Examples may be using an inhalation spray versus taking tablets or a sustained-release form of medication versus capsules taken multiple times per day.

Contract Research Industry

     There is a growing market for contract research organizations in part because the drug development process is characterized in general by high costs and long development cycles. As a result, pharmaceutical and biotechnology companies are increasingly relying on outsourcing to contract research organizations. For a fixed fee budgeted in advance, these companies can contract for required services, thereby reducing their financial uncertainties and the number of full-time highly specialized clinical personnel they must employ. Further, as certain contract research organizations have increasingly focused upon the development of special participant populations, these firms are able to more efficiently and more rapidly screen potential participants who are the subjects for the clinical trials.

     As a result of the these efficiencies, pharmaceutical and biotechnology companies, as well as contract research organizations with general, rather than specialized, expertise, are increasingly turning to contract research organizations, such as us, that have such expertise.

     As a result of the multiple steps and complexities involved in the drug development process described above, many companies have outsourced different aspects of the process to a variety of vendors. This has resulted in a fragmented market that often requires the pharmaceutical or biotechnology company to contract with a number of different organizations providing differing, and at times duplicative, services. We believe that few of the existing contract research organizations provide the range of services required to assist their pharmaceutical or biotechnology clients in a coordinated and efficient fashion through the drug development process. Accordingly, we believe that these companies are increasingly searching for contract research organizations that not only have expertise in identifying and recruiting special clinical trial participant populations and, therefore, reduce the time and expense associated with the drug development process, but that also offer additional services, such as protocol design, data management, report writing, institutional review board services, and electronic data transferring.

     We operate in a market segment that has seen steady growth over the last six years as pharmaceutical companies research and development budgets have almost doubled. We operate in a niche part of this market.

     Some of our clients and other companies that we work with are as follows:

Pharmaceutical Companies             Biotechnology Companies            Contract Research Organizations
------------------------             -----------------------            -------------------------------
Abbott Laboratories                  Immunex Corp.                      Quintiles Transnational Corp.
Bristol-Myers Squibb Company         Medeva Americas, Inc.              Phoenix International
Glaxo Wellcome Inc.                  Genaissance Pharmaceuticals, Inc.  PPD, Inc.
Johnson & Johnson, Inc.              Celtrix Pharmaceuticals, Inc.      Premier Research
Merck & Co., Inc.                    Elan Corp, PLC                     Parexel
Pfizer, Inc.                         Hughes Institute
Otsuka America Pharmaceutical, Inc.  Agouron Pharmaceuticals, Inc.
Ono Pharmaceuticals                  Sarawak Medichem  Pharmaceuticals, Inc.

Summary of Our Acquisition of the Assets of Pharmaceutical Development
Associates

     On March 29, 2000, SFBC Charlotte purchased substantially all of the assets of Pharmaceutical Development Associates for $600,000, subject to adjustment and possible additional sums, depending upon the future profitability. It also assumed liabilities of the seller, but did not assume the seller's indebtedness or employee liability.

     The Purchase Price.

     The $600,000 consists of:

     .    $272,000 in cash;

     .    $178,000 paid into escrow; and

     .    $150,000 secured note.

     We have received approximately $150,000 being held in escrow representing the amount by which the operating liabilities exceeded the operating assets. Upon receipt of the $150,000, we repaid our $150,000 secured note held by the seller.

     We also contributed $300,000 in working capital to SFBCCharlotte. We may not repay this sum to ourselves for up to three years. Additionally, until that time we may only pay to ourselves one-half of the after-tax income of SFBCCharlotte; the balance must be retained by it.

     The Possible Additional Purchase Price.

     Depending upon the net income of SFBCCharlotte, we may pay the seller additional money for the assets we purchased. This additional sum cannot exceed $1,200,000 for the three-year period beginning April 1, 2000. If the agreed upon future earnings tests are met, these payments are due in July of each year beginning in 2001. No additional sum was due for the first 12-month period. Because of this possible additional consideration, we have also agreed that ophthalmology, dermatology and generic bioequivalence trials, which require the management of multiple sites, will only be conducted through SFBC Charlotte and not through South Florida Kinetics until January 1, 2003. The seller insisted on this condition, so that we could not divert business to South Florida Kinetics to avoid paying the additional consideration. Until April 1, 2003, we agreed to charge SFBCCharlotte $12,000 per year for management services and to limit its share of annual auditing expenses to $20,000.

  As a condition of our purchase of the assets of Pharmaceutical Development Associates, we entered into a long-term employment agreement with Mr. D. Scott Davis who was the president of the seller. See "Management--Management Compensation" at page __ of this prospectus for a summary of our agreement with Mr. Davis.

  SFBC Charlotte has recently expanded overseas by opening an office in Ireland and obtaining contracts to manage studies, which it intends to place in Mexico and South Africa.

  Options to Deliver our Common Stock--Registration Rights.

  If SFBC Charlotte meets its earnings targets and we are required to pay additional consideration as described above, we have the option to use shares of our common stock, valued at then current fair market value, rather than cash. If we issue our common stock we are required to register the common stock at our expense each time we deliver it. Pending each registration of our common stock, we are required to place in escrow an amount of cash equal to the fair market value of our common stock. The recipients of our common stock will have the option to cancel the shares and take cash if the price is below the price at the time of issuance.

Summary of Our Acquisition of the Assets of LeeCoast Research

     On February 16, 2001, SFBC Ft. Myers acquired the assets of LeeCoast Research which operated a Phase I clinical trials facility based in Ft. Myers, Florida that performs a wide range of clinical trials, particularly generic drug and dermatology studies. The purchase price was approximately $711,000, prior to crediting us for $200,000 we lent to LeeCoast Research earlier last year. We also assumed its trade liabilities.

Our Strategies

     Our objective is to become the provider of choice of comprehensive contract research and related services and to acquire complementary businesses. Our strategy to achieve this objective includes the following key elements:

     Continue building our proprietary database of special participant populations.

     As we believe that a key determinant of the efficiency of the services provided by contract research organizations is the ability to staff the trial with individuals satisfying the trial's protocol, we intend to continue to focus a substantial portion of our efforts upon the development and expansion of our proprietary database of special population participants. "Special population" refers to the participants who have the conditions specified in the protocols which our clients in Phase I and II clinical trials use to test drugs. The special population and therapeutic areas in which we specialize in generally are:

     .    Cardiac
     .    Geriatrics
     .    Diabetics
     .    Kidney disease
     .    Ophthalmology
     .    Pediatrics
     .    HIV positive
     .    Liver diseases
     .    Dermatology
     .    Post-menopausal females

     We intend to expand our proprietary database by continuing to network with our existing participants, increasing our presence with support groups and establishing relationships with additional doctors.

Continue expanding the range of services offered to our clients through acquisitions and strategic alliances.

     We intend to supplement our internal growth through the expansion of our geographic presence throughout the United States by acquiring or creating strategic alliances with other clinical research organizations and and related businesses. Until our March 2000 acquisition of Pharmaceutical Development Associates, we conducted some Phase III and IV clinical trials primarily at our Miami, Florida facility. With regard to private medical practices that specialize in Phase III and IV testing, we intend to acquire only the clinical research portion of a practice, which is not involved in routine ill patient treatment, rather than the medical care portion of the practice.

     We are also planning to start an onsite clinical laboratory in our Miami, Florida facility as we currently rely on outside clinical laboratories to test our participant blood and urine. During the year ending December 31, 2000, we paid more than $800,000 to outside clinical laboratories. We believe the ability to provide these services will increase the efficiency of our services to our clients, as well as increase our gross margins. As the laboratory will also provide services for Phase III and IV trials, we believe it will be a source of additional revenues, and will assist us in expanding our Phase III and IV business by fostering relationships with doctors who conduct Phase III and IV trials, but do not want the paperwork burdens. We estimate the cost of starting the clinical laboratory to be approximately $900,000 and anticipate commencing operations by the late summer of 2001.

     In the ordinary course of business, our senior management explores broadening our business by engaging in discussions with clinical research organizations and companies which provide related services. To assist our management, we hired Raymond James & Associates, Inc., a leading national investment banking firm, to evaluate potential targets and assist us in negotiations. To date, none of these discussions have led to any agreements, except for the two acquisitions we completed without the assistance of Raymond James, described earlier in this prospectus.

     Continue recruiting and training our employees.

     We believe that our employees have been and will continue to be a key to our success. Many of our employees have been working for us for more than 10 years. We maintain an in-house training program, and we regularly schedule in-house programs featuring outside instructors to upgrade our employees' clinical and technical skills. We continue our efforts in maintaining the employee satisfaction that in the past has kept our employee turnover rate low. The satisfaction of our employees is a resource we believe we can draw on to find and hire additional qualified employees.

Clients

     The mix of our clients and revenues generated from individual clients varies from year to year. On a long-term basis, we are not dependent on any one or several customers. Although in the past we have had some clients who make up a large percentage of our revenue, the identity of these clients differed each year. We believe that this changing mix of client concentration in the contract research organization industry is common and expect it to continue. As our business has grown, we believe that the loss of any client would no longer have a material adverse effect on our business and future of operations.

     In 2000, no client accounted for more than 10% of our revenues. We expect Bristol-Myers Squib Company will account for more than 10% of our revenues in 2001. After combining our revenues with those of Pharmaceutical Development Associates, three clients accounted for more than 10% of our revenues in 1999.

     We also perform clinical trial services for leading contract research organizations. Since 1999, we have performed clinical trials on a subcontract basis for Quintiles Transnational, PPD,MDS Pharma and Paraxel.

Business Development and Marketing

     Dr. Lisa Krinsky, Dr. Gregory B. Holmes, Mr. George Gessner and Mr. Ray Carr head our marketing team. We rely upon their extensive experience and the relationships they have developed to attract new contracts. Since the beginning of 2000, we have substantially expanded our marketing and sales departments; as of March 31, 2001, we had 12 marketing and sales employees. We will continue to build our name recognition within the pharmaceutical and biotechnology industries as a provider of high quality services through the use of direct mail, presence at professional trade shows and display advertisements in generally accepted pharmacology magazines. Our marketing staff maintains a regular schedule of personal visits to our existing customers and new contacts.

     In 2000, we expanded this marketing strategy by increasing our participation in professional trade shows. Dr. Holmes, our executive vice president of clinical operations, acted as chairperson for In/Sites(TM) 2000, the 6th annual national forum sponsored by the Institute for Institutional Research, Pharmaceutical Division in January 2000. In/Sites(TM) 2000, a three-day professional forum, featured presentations and case studies from many of the largest pharmaceutical and biotechnology companies, as well as other participants in the clinical research process. Additionally, in April 2000, Dr. Holmes was one of the workshop instructors of Partnerships 2000: The Ninth Annual Partnerships with CROs & Other Outsourcing Providers, a three day trade show featuring representatives from major pharmaceutical and biotechnology companies, contract research organizations and others. This conference was also sponsored by the Institute for International Research. In October 2000, Dr. Holmes was a featured speaker at a conference in Washington, D.C. entitled "Sponsor and CRO Clinical Partnership Met the Future." The seminar was sponsored by the Strategic Research Institute.

Our Competitors

     The clinical research industry is highly fragmented and is comprised of a number of large, full-service contract clinical research organizations and many small contract clinical research organizations and limited service providers. Our major competitors in this industry include the research departments of pharmaceutical and biotechnology companies and other contract research organizations. We compete in this market on the basis of our ability to provide high quality personalized service and our ability to rapidly fill a client's need for particular types of clinical trial participants, thereby allowing our clients to complete the research necessary in Phases I and II to quickly move on to further development of a new drug. SFBC/Charlotte concentrates its clinical trials management services on the niche areas of ophthalmology, dermatology and generic drugs. SFBC Ft. Myers specializes in Phase I dermatology and generic drug trials.

     However, many of our competitors are substantially larger and have substantially greater financial, human, and other resources than we do. We not only compete with other private companies, but to a lesser extent with universities and teaching hospitals. Generally, contract research organizations principally compete on the basis of following factors:

  . their ability to recruit doctors and special population participants for clinical trials,

  .  experience,

  . medical and scientific expertise in specific therapeutic areas in which clients are interested,

  .  cost,

  .  the quality of their clinical research,

  .  the range of services they provide,

  .  their ability to organize and manage large-scale trials,

  .  their ability to manage large and complex medical databases, and

  .  their financial stability.

     Our principal competitors include Quintiles Transnational, Covance, PPD, and MDS Pharma. The general trend toward contract research organization consolidation has resulted in increased competition for clients. Consolidation within the pharmaceutical and biotechnology industries, as well as the trend by the pharmaceutical and biotechnology industries to limit outsourcing to fewer rather than more contract research organizations, has also heightened competition for contracts from that industry.

Potential Liability and Insurance

     Clinical research involves the testing of new drugs and other products on humans according to guidelines set by our clients and approved by the FDA. This testing can expose us to the risk of liability for personal injury or death to our participants resulting from many things, including unforeseen adverse side effects or failure to follow the guidelines we are given. In addition to our doctors who supervise our clinical trials, we also contract with outside doctors to provide medical services. For this reason we also face potential liability for medical malpractice. We attempt to reduce these risks by requiring our clients to indemnify us for any product liability we might incur while performing services for those clients. These indemnification provisions are subject to negotiation with our clients and often vary. Generally, our contracts do not protect us if we are negligent or if the doctor is negligent. Most of our clients are large, well-capitalized companies but there is always a risk that a client may not have the financial ability to fulfill its obligation to indemnify us.

     We also maintain liability insurance to further protect us and staff doctors against these risks. Additional insurance beyond our current coverage might not be available to us on commercially reasonable terms or at all. All clinical trial participants sign an informed consent form approved by an institutional review board. As required by the FDA, we explain the risks of a trial to our participants. We believe the informed consents reduce our risk of liability.

     Our business, prospects, financial condition, and results of operations could be materially and adversely affected if we were required to pay damages or defense costs in connection with a claim that is beyond the scope of an indemnification provision or level of insurance, where our client does not fulfill its indemnification obligation or for negligence and malpractice that is not covered by insurance.

Government Regulation

     Once we begin a clinical trial, all phases are governed by extensive FDA regulations. Our clients are responsible for selecting qualified contract research organizations, providing those sites with protocols and any other necessary information, monitoring the testing, and reporting any changes or modification of the clinical trials to the FDA and reporting any serious and unexpected adverse reaction to the new drug to the FDA. When we perform any of these functions on behalf of our clients, we must comply with these requirements.

     The purpose of the FDA regulations is to assure that the products are safe and effective before they are offered for sale to the public. Our services are subject to various regulatory requirements designed to ensure the quality and integrity of the testing process. The industry standard for conducting clinical research and development studies is contained in regulations established for good clinical practice. As a practical matter, the FDA requires the test results submitted to it are based on studies that are conducted according to these regulations. The regulations cover subject matters including the following:

  .  complying with regulations governing the selection of qualified doctors;

  .  obtaining specific written commitments from the doctors;

  .  verifying that informed consent is obtained from participants;

  .  monitoring the validity and accuracy of data;

  .  verifying that we account for the drugs provided to us by our clients; and

  .  instructing doctors to maintain records and reports.

     Failure to comply with these regulations can result in the entire disqualification of all data collected during the clinical trials. We are subject to regulatory action for failure to comply with these rules.

     Additionally, because as a matter of course we frequently deal with what is referred to as contaminated or hazardous medical waste material, we must properly comply with environmental regulations maintained by the federal, state, and county governments regarding disposal of these waste materials. As is standard in the industry, we contract with an outside licensed company to handle this waste disposal and rely on their compliance with the rules for proper disposal.

     Because we use narcotic drugs and other controlled substances in some of our clinical trials, we are required to have a license from the United States Drug Enforcement Administration. We must also use special care and security procedures to safeguard and account for all controlled substances. We have an outstanding record of regulatory compliance relating to our clinical trials. We are in material compliance with all other federal, state, and local regulations.

     The federal and state governments have recently undertaken efforts to control growing health care costs through legislation, regulation, and voluntary agreements with medical care providers and pharmaceutical, biotechnology, and medical device companies. The intent of recent comprehensive health care reform proposals introduced in the United States Congress was to generally expand health care coverage for the uninsured and reduce the growth of total health care costs. Although none of these proposals have been adopted, it is highly likely that the United States Congress will again address health care reform. The result of such potential reform would increase cost containment pressures, which in turn could reduce research and development expenditures by pharmaceutical and biotechnology companies. This could decrease our business opportunities. We are unable to predict whether or when this type of legislation will be enacted into law, or what affect this reform might have on our future business.

Our Employees

     We currently have 164 full-time employees consisting of the following:

Category                             Number
--------------------------------     ------
Executive officers                    7
Management                            5
Supervisors                          15
Technical                             8
Accounting                            4
Sales and Marketing                   5
Clinical                             70
Clerical                             19
Kitchen and housekeeping             31

     We also have approximately 47 persons we employ on an as-needed basis. Our South Florida Kinetics employs an on-site medical director, an associate medical director, a nurse practitioner, a certified dietician, and other healthcare professionals. All of our employees are required to complete a formal in-house training program, which includes an orientation and review of our standard operating procedure manual. In the case of our Phase I and II clinical personnel, our employees training also includes CPR, seminars in updated and new medical techniques and information, and regular performance reviews.

     None of our employees are represented by a union or other collective bargaining organization. We consider our relationships with our employees and independent contractors to be satisfactory and have historically experienced low employee turnover.

Our Facility

     South Florida Kinetics operates a 320 bed inpatient/outpatient facility in Miami, Florida. We are currently occupying an entire five-story building of approximately 55,000 square feet and have leased an additional two floors (approximately 18,000 square feet) in an adjacent building under a short-term lease. We have an oral agreement to purchase the first building we occupy for $2,650,000, subject to a ground lease, and intend to do so late this summer following zoning approval. We are planning to establish a clinical laboratory which will occupy part of the first floor of the building. Assuming purchase of the property, we will continue to lease the two floors in the adjacent building as additional space for our clinic. The metropolitan Miami region provides us with access to over 5,000,000 people from which we can recruit our testing participants.

     South Florida Kinetics and SFBC Ft. Myers are required to utilize extensive equipment and impose extensive controls upon our test subjects in order to conduct our operations properly. Our medical technology and equipment includes cardiac telemetry, computerized electrocardiograms, holter monitors, intravenous infusion pumps, exercise treadmills, ambulatory blood pressure monitors, and synchronized digital clocks. Meals for our participants are prepared on-site under the supervision of a certified dietician and are prepared on-site at our Miami clinic. Our food service system allows us to offer special diets when required by the guidelines set by our clients and also to perform food effects studies. Throughout our clinic, security is maintained by the use of a limited access magnetic card system.

     SFBC Charlotte leases approximately 4,575 square feet at a rate of approximately $6,600 per month. The lease expires January 31, 2004.

     SFBC Ft. Myers leases approximately 11,000 square feet, where it operates a 36-bed facility in Ft. Myers, Florida. We are expanding it into a 60-bed facility and expect to complete the expansion during July 2001. The lease expires in November 2005, with an option to renew for additional terms. The base monthly rent for this facility is $4,927. SFBC Ft. Myers also leases approximately 2,300 square feet of office space in Tampa, Florida, at $2,350 per month under a lease expiring in November 2001.

Legal Proceedings

     We are not a party to any material legal proceedings.


                                  MANAGEMENT

Directors and Executive Officers

Name                       Age            Position(s)
-------------------------- ---            ------------------------------------
Lisa Krinsky, M.D           38            President, chief operating officer,
                                          secretary, and chairman of the board
                                          of directors

Arnold Hantman, C.P.A.      65            Chief executive officer, treasurer
                                          and director

Dr. Gregory B. Holmes       46            Executive vice president of clinical
                                          operations

Nick P. Tootle, C.P.A.      32            Vice president of finance, chief
                                          financial officer


Ramiro Casanas              46            Chief accounting officer

D. Scott Davis              52            President of SFBC Charlotte

Barrie Phillips, Ph.D.      67            President of SFBC Ft. Myers

Jack Levine, C.P.A.         50            Director

Dr. Leonard I. Weinstein    56            Director

William C. Willis, Jr.      49            Director


     Lisa Krinsky, M.D. founded South Florida Kinetics in 1995. Since that time, Dr. Krinsky has been its president and chief executive officer, secretary, treasurer and chairman of its board of directors. Since June 1999, Dr. Krinsky has been our president and chief operating officer, secretary and chairman of our board of directors. Prior to 1995, she worked in various research positions with Baxter HealthCare Corporation and us. Dr. Krinsky has 15 years of experience in research and development of new pharmaceutical products. Dr. Krinsky's accomplishments include developing and implementing new services, strategic planning, increasing revenues, and establishing a solid relationship of confidence and respect with our growing client base. Dr. Krinsky has overseen approximately 300 clinical trials at our Phase I and II subsidiary.

     Arnold Hantman, C.P.A. is one of our founders. Mr. Hantman has been our chief executive officer since 1993 and has been a director since 1984. He became our chief financial and accounting officer in June 1999. He resigned as chief financial and accounting officer in the spring of 2001 as we hired replacements. Previously, Mr. Hantman served as a member of the board of directors of Amerifirst Bank, Miami, Florida. Mr. Hantman received a Bachelor of Business Administration degree from City College of New York in accounting and a Juris Doctor degree from the University of Miami School of Law. Mr. Hantman is a licensed attorney in Florida and a life member of the American and Florida Institutes of Certified Public Accountants. His license as a certified public accountant in the State of Florida is inactive.

     Dr. Gregory B. Holmes became executive vice president of clinical operations of South Florida Kinetics in February 1999 and SFBC International in June 1999. Dr. Holmes is primarily responsible for our acquisition program, supervision of the operations of each of our subsidiaries other than South Florida Kinetics, and co-head of our sales and marketing activities. From January 1997 through February 1999, Dr. Holmes was president of clinical research for Phoenix International Life Sciences in Cincinnati, Ohio. From May 1988 to January 1997, Pharmaco International in Austin, Texas, employed Dr. Holmes. While employed by Pharmaco, he held various vice president offices listed below:

     August - October 1994      vice president of strategic planning

     October 1994 - May 1995    vice president of clinical research, bioanalytic
                                laboratories and toxicology services

     June 1995 - January 1997   vice president of international business

Phoenix International, the parent of Phoenix International Life Sciences, and Pharmaco, now known as PPD, Inc., are two of our leading competitors. Dr. Holmes received a Doctorate in

Pharmacy from the University of Minnesota College of Pharmacy and is board certified in pharmacology. He is a member and fellow of the American College of Clinical Pharmacology.

     Nick P. Tootle became our vice president of finance, in May 2001. Previously, Mr. Tootle was employed by Kaufman, Rossin & Co., our independent auditors, from June 1993 to May 2001. Prior to joining Kaufman Rossin & Co., he was as a corporate accountant and from June 1993 until he joined us, he held a number of audit positions, each increasing in seniority. His last position was as audit manager from June 1998. He is a certified public accountant in the State of Florida.

     Ramiro Casanas became our chief accounting officer in February 2001. From May 2000 to February 2001, Mr. Casanas worked on a part-time basis for an accounting firm while attending school in an M.B.A. program. Prior to joining us, Mr. Casanas was the chief financial officer for Dental Services of America from July 1998 until May 2000. He was a controller of Bascom Palmer Eye Institute from July 1997 through June 1998 and Coral Gables Hospital from May 1994 through June 1997.

     Jack Levine, C.P.A. joined our board of directors in August 1999. Mr. Levine is a certified public accountant in the State of Florida and president of Jack Levine, P.A., a certified public accounting firm located in North Miami Beach, Florida, where he has been employed since 1984. Mr. Levine's firm performs accounting services for us. We believe the fees we are paying it are competitive with what we would pay unaffiliated accountants. Most of his firm's accounting practice consists of representing health care corporations, managed care companies and large physician groups. In March 1996, Mr. Levine became a director of Bankers Savings Bank of Coral Gables, Florida. He continued to serve in this capacity until November 1998, when Bankers Savings Bank was acquired by Republic Bank, Inc. Mr. Levine is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and New York Society of Certified Public Accountants.

     Dr. Leonard I. Weinstein has been a director of our company since June 1999 and of South Florida Kinetics since May 1995. Dr. Weinstein specializes in providing consulting and mergers and acquisition services to the health care industry including physicians. Since June 1994, he has been president of Tropical Medical Services, Inc. Dr. Weinstein received a doctorate of public administration in health care administration from Nova Southeastern University.

     William C. Willis, Jr. has been a director since January 2001. Since May 1997 he has been president, chief executive officer and a member of the board of directors of Global Technovations, Inc., a manufacturer of speakers, sold primarily to automotive original equipment manufacturers, and of oil analysis instruments. He became chairman of the board on July 1, 1998. Global Technovations' common stock is traded on the American Stock Exchange. Prior to joining Global Technovations, Mr. Willis was chairman of Willis & Associates, a management consulting firm assisting small and medium sized technology, health care and consumer products companies. From 1994 to 1995, Mr. Willis was president and chief operating officer of MBF USA, Inc., whose common stock was traded on the Nasdaq Stock Market. Mr. Willis has been a member of the board of directors of Insituform East, Inc., whose common stock is traded on the Nasdaq Stock Market, since December 2000.

     D. Scott Davis became president of SFBC Charlotte in March 2000 when it acquired the assets of Pharmaceutical Development Associates. From April 1988 through March 2000, Mr. Davis served as president of Pharmaceutical Development Associates.

     Barrie Phillips, Ph.D. became president of SFBC Ft. Myers upon its acquisition of the assets of LeeCoast Research in February 2001. From November 1996 through the date of acquisition, Dr. Phillips served as president of LeeCoast Research.

Key Employees

     Raymond R. Carr, R.Ph. has been the chief operating officer of SFBC Charlotte since January 2001. From April 2000 to January 2001, Mr. Carr was vice president of SFBC International. From April 1999 to April 2000, Mr. Carr was a founding partner of Sci-Com an educational facility for research scientists. From April 1995 to April 1999, Mr. Carr was director of business development for Phoenix International.

     George Gessner is the vice president of business development for SFBC Charlotte. He assumed this position in November 2000. Prior to becoming an employee of SFBC Charlotte, he worked for us as a consultant from March 29, 2000 until November 2000. From January 1997 to March 29, 2000, he was employed as a sales and marketing executive for Clinical Development Associates, Inc.

     Mr. Robert P. Grandy is vice president of clinical research for South Florida Kinetics where he performs part-time consulting services. Mr. Grandy joined us in April 1998. Prior to that time from January 1976 through March 1998, Mr. Grandy was the Director of Clinical Research for Purdue Frederick Pharmaceutical Company, a pharmaceutical manufacturer located in Connecticut.

     Maria E. Quant is vice president of regulatory affairs of South Florida Kinetics. She has worked for us since 1989. She is a certified English-Spanish translator.

     Karen Lewis has been the director of clinical operations of SFBC Charlotte since April 2, 2001. Prior to joining SFBC Charlotte, Ms. Lewis served as senior manager of clinical research for Otsuka Maryland Research Institute, LLC from August 1999 to April 2001. From June 1997 to August 1999, Ms. Lewis served in various capacities - clinical research manager, clinical trials manager, associate clinical scientist and finally as assistant manager of Otsuka America Pharmaceutical, Inc.

     Judith Watson has been the vice president of clinical operations of SFBC Ft. Myers since January 2001. Prior to joining SFBC Ft. Myers, Ms. Watson served as vice president of SFBC Charlotte from March 2000 to January 2001. From April 1999 to March 2000, Ms. Watson served as vice president of administration/quality assurance for Pharmaceutical Development Associates. Prior to that, Ms. Watson held a similar position with Clinical Site Services Corp.

from April 1997 through April 1999. From March 1996 to April 1997, Ms. Watson was the president of Clinsites/Sorra Research Center.

Committees of the Board of Directors

     Our board of directors currently has audit and compensation committees. The audit and compensation committees are comprised of independent directors. The audit committee reviews the scope of our audit, recommends to the board the engagement of our independent auditors, reviews the financial statements and reviews any transactions between us and any of our officers, directors or other related parties. Our compensation committee evaluates our compensation policies, approves executive compensation and executive employment contracts and administers our stock option plan. Messrs. Levine, Willis and Dr. Weinstein are members of the audit committee and the compensation committee.

Compensation of Our Directors

     We pay our independent directors a fee of $1,000 for each board and committee meeting which they attend. Each independent director receives a grant of 30,000 non-qualified options to purchase shares of common stock vesting over a three- year period, subject to continued service as a director. In January 2001 coincident with our appointment of a new non-employee director, we amended our 1999 Stock Option Plan to provide for an increase in the stock option compensation for directors from 15,000 to 30,000 options. We also issued 15,000 additional options to our two existing non-employee directors, of which 7,500 options immediately vested, in order to compensate them for the adjustment.

Limitation of Our Directors Liability

     Our certificate of incorporation eliminates the liability of our directors for monetary damages to the fullest extent possible. However, our directors remain liable for:

  .  any breach of the director's duty of loyalty to us or our stockholders,

  . acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law,

  . payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law, or

  . any transaction from which the director derives an improper personal benefit.

These provisions do not affect any liability any director may have under federal and state securities laws.

Management Compensation

     Set forth below is information with respect to compensation paid by us for 2000,1999, and 1998 to our chief executive officer, chief operating officer and executive vice president of clinical operations who are our only executive officers whose compensation exceeded $100,000 during 2000.

----------------------------------------------------------------------------------------------------------------
                                           SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                     Long Term
                                                                             Compensation
----------------------------------------------------------------------------------------------------------------
      (a)          (b)       (c)          (d)              (e)                   (g)                  (i)
----------------------------------------------------------------------------------------------------------------
                                                                              Securities
 Name and                                                                     Underlying       All Other Compen-
 Principal                                             Other Annual          Options/SARs            sation
 Position         Year   Salary  ($)   Bonus ($)     Compensation ($)            (#)                  ($)
----------------------------------------------------------------------------------------------------------------
Arnold Hantman,   2000     $150,000   $109,428/(1)/       $0 /(2)/                    0               $0
Chief Executive   1999     $120,000   $      0            $0 /(2)/               50,000               $0
    Officer       1998     $120,000   $      0            $0                          0               $0
----------------------------------------------------------------------------------------------------------------
 Lisa Krinsky,    2000     $250,000   $182,379/(1)/       $0 /(2)/                    0               $0
M.D., President   1999     $250,000   $      0            $0 /(2)/              100,000               $0
                  1998     $250,000   $      0            $0                          0               $0
----------------------------------------------------------------------------------------------------------------
Dr. Gregory B.    2000     $120,000   $ 60,000            $0 /(2)/                    0               $0
   Holmes,        1999     $120,000   $      0            $0 /(2)/              160,000               $0
Executive Vice
  President
----------------------------------------------------------------------------------------------------------------

(1)  Represents bonuses earned in 2000 and paid in March 2001.

(2) Does not include car allowance, automobile insurance premiums and, for Dr. Krinsky, life and disability insurance premiums. For each of Mr. Hantman and Drs. Krinsky and Holmes, the aggregate amount of these personal benefits does not exceed the lesser of 10% of the total salary and bonus reported or $50,000.

     In March 2001, based upon unanimous approval of the compensation committee, we entered into new three-year written employment agreements with Dr. Krinsky, Mr. Hantman and Dr. Holmes. Dr. Krinsky's annual base salary was increased from $250,000 to $300,000, Mr. Hantman's annual base salary was increased from $150,000 to $225,000 and Dr. Holmes' annual base salary was increased from $120,000 to $175,000. At the same time, the compensation committee awarded Dr. Holmes a bonus of $60,000 based upon the Company's achievements in 2000. Finally, the compensation committee granted Dr. Krinsky 50,000, Mr. Hantman 30,000 and Dr. Holmes 25,000 10-year stock options exercisable at $25.80 per share, in contrast to $6.00 which was the price as of the time of committee approval.

     In connection with their new employment agreements, the provisions of Dr. Krinsky's and Mr. Hantman's former employment agreements providing for bonuses based upon net pre-tax income were continued. These provisions provide Dr. Krinsky with an annual bonus of 5% of net pre-tax income and Mr. Hantman with an annual bonus of 3% of net pre-tax income if the net pre-tax incomes reaches specified levels as follows:

Year                     2000        2001        2002        2003
------------------    ----------  ----------  ----------  ----------

Net pre-tax income    $1,500,000  $2,000,000  $2,500,000  $3,000,000

     Thus, for 2000 Dr. Krinsky earned a bonus of $182,379 and Mr. Hantman a bonus of $109,428. Those bonuses were paid in March 2001. Additionally, the compensation committee recognized that in the future it might be appropriate to award discretionary bonuses to these three executive officers based upon other criteria relating to exceptional performance. Accordingly, the new employment agreements specifically contain a provision authorizing the compensation committee to award annual discretionary bonuses.


     Additionally, the provisions of the prior employment agreements with Dr. Krinsky and Mr. Hantman concerning automobile benefits, insurance and special termination were retained in their new agreements. Dr. Krinsky receives an automobile allowance of $1,334 per month and Mr. Hantman receives a monthly automobile allowance of $700 per month. We pay the cost of automobile insurance for Dr. Krinsky and Mr. Hantman, which is $1,800 and $1,600 respectively on an annual basis. We also pay the premiums for life and disability policies for Dr. Krinsky and Mr. Hantman. We also maintain $1,000,000 key-man life insurance policies on the lives of Dr. Krinsky and Mr. Hantman. Dr. Holmes receives an automobile allowance of $650 per month.


     Dr. Krinsky, Mr. Hantman and Dr. Holmes may terminate their employment agreements if:

  .  their duties are substantially modified;

  .  we materially breach the terms of their employment agreements; or

  . if any entity or person who is not currently an executive officer or stockholder of ours becomes individually or as part of a group the owner of more than 30% of our common stock.

     If this occurs, each may chose to receive the amount of his or her salary and benefits provided for in his or her employment agreement for three-years or, alternatively, be released from the non-competition provisions of the employment agreement. These provisions may discourage a hostile takeover even if the takeover is in the best interest of all of our other stockholders.

     In April 2001, we agreed, with unanimous approval of the compensation committee to hire Nick P. Tootle as vice president of finance. In May 2001, we entered into a written agreement with Mr. Tootle employing him for a three-year period at an initial base salary of $150,000 per year with increases of 10% per year. In order to obtain Mr. Tootle's services, we gave him a signing bonus consisting of 5,556 shares of our common stock and $15,000 in cash. Mr. Tootle is eligible to receive an annual discretionary bonus. Additionally, the compensation committee granted Mr. Tootle 50,000 stock options at an exercise price of $25.80.

     Effective March 29, 2000, we entered into a three-year employment agreement with Mr. D. Scott Davis, president of SFBC/Charlotte. Mr. Davis receives a salary $112,000 per year . He also is eligible to receive two annual bonuses.
No bonus was earned in 2000.   SFBC Charlotte also pays disability and life
insurance payments for Mr. Davis and pays interest on a loan for him. Its annual cost for these benefits is approximately $4,000.

     On February 18, 2001, SFBC Ft. Myers entered into an employment agreement with Barrie Phillips, Ph.D. The agreement is for a one-year term, which is automatically renewable for additional one-year terms unless one party gives the other at least 30 days written notice. Dr. Phillips receives an annual salary of $109,500, in addition to a $500 per month car allowance.

Stock Option Plan


     In June 1999, we adopted our 1999 stock option plan. We may issue incentive stock options, as defined in the Internal Revenue Code of 1986, or non-qualified stock options to purchase up to 1,195,834 shares of common stock under the plan, as amended. We have issued stock options to purchase an aggregate of 839,334 shares of common stock to 41 employees, including the executive officers listed in the table below, three non-employee directors and one independent contractor. Under our 1999 stock option plan, our non-employee directors receive grants of 30,000 options upon election or appointment to our board of directors and again after all prior options have vested. We have also issued 125,000 options outside of the plan to two employees.


     The table below shows information with respect to the exercise of options to purchase our common stock by each of our named executive officers listed in the option grants table shown above, as of December 31, 2000, and the unexercised options held and the value at that date.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                     Values

(a)                                 (d)                            (e)
                            Number of Securities           Value of Unexercised
                           Underlying Unexercised              In-The-Money
                                Options/SARs                 Options/SARs At
                                 At FY-End                    FY-End ($) (1)
                         --------------------------   -----------------------------

Name                     Exercisable  Unexercisable   Exercisable    Unexercisable
----------------------  ------------- -------------  -------------  ---------------

Dr. Lisa Krinsky            50,001       49,999       $_______ (2)     $_______ (2)

Arnold Hantman              25,001       24,999       $_______ (2)     $_______ (2)

Dr. Gregory B. Holmes       80,000       80,000       $245,000         $245,000

(1) Based on the difference between the closing price per share of the common stock on December 29, 2000 and the option exercise price.

(2) The closing price per share of common stock on December 29, 2000 was less than the option exercise price of $8.00.

     As part of his employment agreement with SFBC Charlotte, we granted Mr. D. Scott Davis 100,000 stock options exercisable over a two-year period at $8.00 per share. Of these options, 66,667 are vested and the balance vest on March 29, 2002, subject to continued employment.

     Except for Dr. Holmes and Mr. Davis, all options vest in increments of one-sixth, on June 30 and December 31 each year, provided that the option holder is employed by us, providing services to us or acting as a director on such vesting date. The options expire 10 years from the day of grant, except that some of the options held by Dr. Krinsky and Mr. Hantman expire five years from the date of grant. However, all options terminate one year from the termination of the person's relationship with us due to disability or three months after any other termination of the person's relationship with us. If the option holder's relationship with us is terminated for cause, the options terminate immediately.


                          RELATED PARTY TRANSACTIONS

     As the result of our June 1999 recapitalization and the cancellation of approximately $824,000 of past-due secured notes, we issued $500,000 of notes payable with an 8% rate of interest. Mr. Arnold Hantman guaranteed payment of the notes. Of this debt, Mr. Hantman held a note of $191,500. We repaid Mr. Hantman with interest from April 2000 through March 2001.

     Lisa Krinsky, M.D. organized South Florida Kinetics and is considered to be our founder together with Mr. Hantman. As part of the acquisition of South Florida Kinetics, , Dr. Krinsky received 1,014,487 shares of our common stock in exchange for her shares of the common stock of South Florida Kinetics. In 1998, we paid $92,965 of personal expenses on behalf of Dr. Krinsky. In August 1999, Dr. Krinsky issued us a three-year 6% $92,965 note providing for annual payments of interest only. The note is due in August 2002.

     SFBC Charlotte leases 3,988 square feet located in Charlotte, North
Carolina under a three-year lease which began on May 1, 2000.   Our subsidiary
is required to pay monthly rent of approximately $5,000 in the first year, $5,384 in the second year, and $5,783 in the final year. Mr. D. Scott Davis, president of SFBC Charlotte, guaranteed the lease.

     We provide the use of four offices consisting of approximately 1,000 square feet to Lam Pharmaceuticals Corp. Lam, based in Toronto, Ontario, develops drug compounds. We currently do not charge Lam rent. Mr. Hantman and Dr. Krinsky together own approximately 11% of Lams common stock.

     Each of the above transactions has been approved by at least two disinterested directors at the time of the transactions, except for the loan made to Dr. Krinsky which was approved by all three of our disinterested directors at the time she delivered us the three-year note.


                            PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of our voting stock beneficially owned as of June 30, 2001 by (i) each person known by us to be the beneficial owner of at least 5% of our common stock; (ii) each of our directors;
(iii) each of our named executive officers; and (iv) all executive officers and directors as a group.

                                               Number of Shares of             Percentage of
                                               Common Stock Beneficially       Common Stock
Name and Address of Beneficial Owner           Owned /(1)/                     Outstanding
Lisa Krinsky, M.D./(2)/                                      1,089,489                 29.4%
11190 Biscayne Boulevard
Miami, FL 33181

Arnold Hantman/(3)/                                            536,078                 14.6%
11190 Biscayne Boulevard
Miami, FL 33181

Dr. Gregory B. Holmes/(4)/                                     127,967                  3.4%
11190 Biscayne Boulevard
Miami, FL 33181

Nick P. Tootle /(5)/                                            13,890                    *
11190 Biscayne Boulevard
Miami, FL 33181

Ramiro Casanas                                                       0                    *
11190 Biscayne Boulevard
Miami, FL 33181

Jack Levine, C.P.A. /(6)/                                       21,000                    *
16855 N.E. 2nd Avenue
Miami Beach, FL 33162

Dr. Leonard J. Weinstein /(6)/                                  21,100                    *
3423 N. 31st Terrace
Hollywood, FL 33021

William C. Willis, Jr./(7)/                                      5,000                    *
7108 Fairway Drive, Suite 200
Palm Beach Gardens, FL 33418

D. Scott Davis/(8)/                                             66,667                  1.8%
8701 Mallard Creek Road
Charlotte, NC  28262

Dr. Barrie Philips                                                   0                    *
3949 Evans Avenue, Suite 300
Ft. Myers, FL  33901
All executive officers and directors as a                    1,881,191                47.20%
 group ( 10 persons)/(2) (3) (4)(5)(6)(7)(8)/

(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our Common Stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise.

(2) Includes 75,002 shares of common stock issuable upon exercise of vested options.

(3) Includes 38,334 shares of common stock issuable upon exercise of vested options.

(4) Includes 64,167 shares of common stock issuable upon exercise of vested options.

(5) Includes 8,334 shares of common stock issuable upon exercise of vested options.

(6)  Includes 20,000 shares issuable upon exercise of vested options.

(7)  Represents 5,000 shares issuable upon exercise of vested options.

(8)  Represents 66,667 shares issuable upon exercise of vested options.

*    Less than 1%


                           DESCRIPTION OF SECURITIES

     The following is a summary of the material terms of our securities. It is subject to applicable Delaware law and to the provisions of our certificate of incorporation. A copy has been filed as an exhibit to the registration statement containing this prospectus. Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, $.10 par value.

Common Stock

     Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our stockholders including the election of directors. Holders do not have cumulative voting rights.

     In the event we dissolve or liquidate or wind up our business, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding preferred stock.

     Each share of common stock has an equal right to receive dividends when and if our board of directors decides to declare a dividend. We did not pay any dividends for the years ended December 31, 1998, 1999, and 2000.

     We do not anticipate paying cash dividends in the foreseeable future. The holders of our common stock are not entitled to preemptive rights.

Warrants

     On October 11, 2000, we sold 709,950 warrants to purchase shares of our common stock at $9.60 per share each warrant gives the holder the right to purchase one share of common stock at any time after October 11, 2001 and before
October 11, 2005, unless previously redeemed by us.     The warrants may only be
exercised if a current prospectus under the Securities Act of 1933 relating to the shares of common stock issuable upon exercise of the warrants is in effect at the time of exercise.

     Commencing October 11, 2001, or earlier with the consent of HD Brous, we have the right to redeem the warrants at a price of $.25 per warrant, if

  . our common stock is listed on the Nasdaq Stock Market or the American or New York Stock Exchange,

  . at such time there is a current registration statement covering the shares of common stock issuable upon the exercise of the warrants, and

  . the closing price of our common stock is at least $20.00 per share for at least 20 consecutive trading days ending not earlier than three days prior to the date on which we give notice of redemption.

     On ___________, 2001, we sent notice to our warrant holders of our intention to redeem the warrants for $.25 each on _________, 2001. The right of our warrant holders to exercise the warrants shall terminate at 5:00 p.m., New York City time, on the business day immediately preceding the redemption date.

     HD Brous gave its consent to permit exercise of the warrants as of the date we mailed the redemption notice. The warrants may be exercised upon surrender of the warrant certificate(s) on or prior to 5:00 p.m., New York City time on __________, 2001 at the offices of our warrant agent with the form of an election to purchase on the reverse side of the warrant certificate(s) filled out and executed as indicated, accompanied by payment of the full exercise price for the number of shares of common stock for which the warrants are being exercised. Any unexercised warrants will be redeemed the next day or before ____________ 2001.

     A holder of warrants will not possess any rights as a stockholder unless and until he or she exercises the warrants.

     The warrants are issued pursuant to a warrant agreement between us and Continental Stock Transfer & Trust Co., as warrant agent.

Preferred Stock

     We currently have no shares of preferred stock issued or outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of preferred stock.

     The board of directors is authorized to fix the following rights and preferences of the preferred stock:

  .  The rate of dividends and whether such dividends shall be cumulative.

  .  The price at and the terms and conditions on which shares may be redeemed.

  .  The amount payable in the event of voluntary or involuntary liquidation.

  . Whether or not a sinking fund shall be provided for the redemption or purchase of shares.

  .  The terms and conditions on which shares may be converted.

  . Whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

  Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of SFBC without further action by our stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Anti-takeover Effects of Delaware Law

     We are subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder" which includes, a stockholder owning 15% of a corporation's outstanding voting securities, for a period of three years after the date in which the person became an interested stockholder, unless:

  . the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;

  . upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

  . on or after such date, the business combination is approved by the board of directors and at least 66 2/3% of outstanding voting stock not owned by the interested stockholder.

Indemnification and Liability of Our Directors and Officers

     Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers. We have also entered into indemnification agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law, subject to one limitation described in the next sentence. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders' derivative action, against any directors and officers. This limitation is designed to insure that if we sue a director or officer we do not have to pay for his defense. We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

Transfer and Warrant Agent

     Continental Stock Transfer & Trust Co., New York, New York, is the transfer and warrant agent for our common stock and warrants.


Dividend Policy

     Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Almost all of our common stock is freely tradable without any restrictions, except for Rule 144 which is explained below. Sales of substantial amounts of common stock in the public market in the future could depress the price of our common stock and adversely affect our ability to raise capital at a time when we need it or on terms favorable to us. As of June 30, 2001, we had 3,628,331 shares of common stock outstanding.

     Beginning on the dates specified below, the following shares of common stock may be publicly sold under Rule 144 under the Securities Act of 1933:

Number of Shares                                  When Available for Sale
-------------------------------------------       -------------------------------------------
709,950 shares issuable upon exercise of          Now, without limitation
warrants covered by this prospectus

2,061,278 shares of outstanding common stock      Now, without limitation

1,555,559 shares of outstanding common stock      Now, subject to the limitations of Rule 144

5,556 shares of outstanding common stock          April 24, 2002, subject to the limitations of Rule 144

1,772 shares of outstanding common stock          May 11, 2002, subject to the limitations of Rule 144

4,166 shares of outstanding common stock          May 24, 2002, subject to the limitations of Rule 144

     In general, Rule 144, as currently in effect, provides that any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current and public information about us. A person who has not been our affiliate for at least three months immediately preceding the sale and who has owned such shares of common stock for at least two years is entitled to sell the shares under Rule 144(k) without regard to any of the limitations described above.

     Any shares of common stock issued to our minority stockholders upon exercise of warrants owned by them cannot be sold for 12 months from the date of exercise of the warrants, unless such exercise is cashless. Any shares issued upon cashless exercise of these warrants will be immediately available
for resale under Rule 144.    Through June 30, 2001, 47,263 warrants have been
issued in cashless exercise transactions and 1,772 warrants have been issued by payment of the exercise price.


                             PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold at any time by the warrant holders following exercise. Each selling stockholder will act independently in making decisions with respect to the timing, manner and size of each sale. Each selling stockholder may sell his shares on the Nasdaq National Market at prevailing market prices or at negotiated prices. They may also publicly sell his common stock elsewhere to the extent a market develops.

     Broker-dealers may receive compensation in the form of commissions, discounts or concessions from each selling stockholder in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock offered in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock.

     We have agreed to pay H.D. Brous & Co., Inc., the managing underwriter of our initial public offering, a fee for assisting us in exercising the warrants. We have agreed to pay it a fee of 3% of the proceeds we receive, up to a maximum of $100,000. If all warrants are exercised, this would be a fee of 1.47%. HD Brous has agreed to use its best efforts to contact warrant holders by telephone and, if necessary, by other means including written communications. It shall pay all of its expenses. We first began discussions with H.D. Brous concerning payment of a warrant exercise fee in June 2001.


                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Michael Harris, P.A., West Palm Beach, Florida. Attorneys employed by this law firm own 62,500 shares of our common stock.


                                    EXPERTS

     Our financial statements for the years ended December 31, 1999 and 2000 and the financial statements of the business we acquired from Pharmaceutical Development Associates for years ended December 31, 1999, appearing in this prospectus and registration statement have been audited by Kaufman, Rossin & Co., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further
information with respect to us and the shares of our common stock   to be sold
in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     We are subject to the information and reporting requirements of the Securities Exchange Act and, in accordance with this Act, file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission.

     You may read and copy all or any portion of the registration statement or any other information, which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's website, www.sec.gov.


                            REPORTS TO STOCKHOLDERS

     We distribute to our stockholders annual reports containing audited financial statements and will make available to our stockholders other information as we deem appropriate. You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the shares of common stock in any circumstances under which the offer or solicitation is unlawful.

INDEX TO HISTORICAL FINANCIAL STATEMENTS


                                                                                               Page
-------------------------------------------------------------------------------------------------------------------
AUDITED FINANCIAL STATEMENTS
  SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
     Independent Auditors' Report                                                             F - 2

     Consolidated Balance Sheet as of December 31, 2000                                       F - 3

     Consolidated Statements of Income for the years ended
      December 31, 2000 and 1999                                                              F - 4

     Consolidated Statements of Changes in Stockholders' Equity
      for the years ended December 31, 2000 and 1999                                          F - 5

     Consolidated Statements of Cash Flows for the years ended
      December 31, 2000 and 1999                                                         F - 6  to F - 7

     Notes to Consolidated Financial Statements                                          F - 8 to F - 20

  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

     Independent Auditors' Report                                                            F - 21

     Statement of Net Assets to be Sold as of December 31, 1999                              F - 22

     Statements of Operations of the Business to be Sold for the years
      ended December 31, 1999 and 1998                                                       F - 23

     Statements of Cash Flows of the Business to be Sold for the years
      ended December 31, 1999 and 1998                                                       F - 24

     Notes to Financial Statements                                                       F - 25 to F - 29

UNAUDITED FINANCIAL STATEMENTS
  SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

     Condensed Consolidated Balance Sheet as of March 31, 2001                               F - 30

     Condensed Consolidated Statements of Income for the three month periods
      ended March 31, 2001 and 2000                                                          F - 31

     Condensed Consolidated Statements of Cash Flows for the three month periods
      ended March 31, 2001 and 2000                                                      F - 32 to F - 33

     Notes to Condensed Consolidated Financial Statements                                F - 34 to F - 36

  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

     Statement of Operations of the Business to be Sold for the eighty-nine days
      ended March 29, 2000                                                                   F - 37

     Statement of Cash Flows of the Business to be Sold for the eighty-nine days
      ended March 29, 2000                                                                   F - 38

     Notes to Financial Statements                                                           F - 39

INDEPENDENT AUDITORS' REPORT
================================================================================

To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida


We have audited the accompanying consolidated balance sheet of SFBC International, Inc. and Subsidiaries as of December 31, 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SFBC International, Inc. and Subsidiaries as of December 31, 2000 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.



                                                     KAUFMAN, ROSSIN & CO.

Miami, Florida
March 7, 2001

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2000

==========================================================================================================================

ASSETS
==========================================================================================================================

CURRENT ASSETS
  Cash and cash equivalents                                                                                    $ 6,787,603
  Accounts receivable, net                                                                                       7,059,419
  Note receivable                                                                                                  209,337
  Prepaid and other current assets                                                                                 334,832
--------------------------------------------------------------------------------------------------------------------------
     Total current assets                                                                                       14,391,191

LOAN RECEIVABLE FROM STOCKHOLDER                                                                                   102,206

PROPERTY AND EQUIPMENT, NET                                                                                        568,880

GOODWILL, NET                                                                                                      671,471

OTHER ASSETS                                                                                                        35,037
--------------------------------------------------------------------------------------------------------------------------

  TOTAL ASSETS                                                                                                 $15,768,785
==========================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
==========================================================================================================================

CURRENT LIABILITIES
  Accounts payable                                                                                             $   763,690
  Accrued liabilities                                                                                            1,090,202
  Advance billings                                                                                               1,590,520
  Income taxes payable                                                                                             372,000
  Deferred income taxes                                                                                            130,000
  Notes payable - current portion ($136,779 to related parties)                                                    252,423
--------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                                                   4,198,835
--------------------------------------------------------------------------------------------------------------------------

NOTES PAYABLE                                                                                                      158,312
--------------------------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                                                                              109,000
--------------------------------------------------------------------------------------------------------------------------

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
  Preferred stock, $0.10 par value, 5,000,000 shares authorized,                                                         -
     none issued
  Common stock, $0.001 par value, 20,000,000 shares authorized,                                                      3,590
     3,589,642 shares issued and outstanding
  Additional paid-in capital                                                                                    10,345,323
  Retained earnings                                                                                                953,725
--------------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                                                 11,302,638
--------------------------------------------------------------------------------------------------------------------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                                   $15,768,785
==========================================================================================================================


                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2000 AND 1999

===========================================================================================================================

                                                                                         2000                     1999
===========================================================================================================================
NET REVENUE                                                                           $19,694,428               $ 8,309,143
---------------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
  Direct costs                                                                         11,996,996                 5,208,231
  General and administrative expenses                                                   4,252,033                 2,259,141
---------------------------------------------------------------------------------------------------------------------------
     Total costs and expenses                                                          16,249,029                 7,467,372
---------------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                                  3,445,399                   841,771

OTHER INCOME (EXPENSE)
  Interest income                                                                         122,908                         -
  Interest expense ($142,281 and $173,813 to related parties)                            (175,470)                 (181,143)
---------------------------------------------------------------------------------------------------------------------------
     Total other income (expense)                                                         (52,562)                 (181,143)
---------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                              3,392,837                   660,628

INCOME TAXES                                                                            1,342,000                   410,000
---------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                            $ 2,050,837               $   250,628
===========================================================================================================================

Earnings per share:
  Basic                                                                                     $0.78               $       .13
  Diluted                                                                                    0.76                       .13
===========================================================================================================================

Shares used in computing earnings per share:
  Basic                                                                                 2,614,000                 1,881,863
  Diluted                                                                               2,706,561                 1,906,333
===========================================================================================================================

PRO FORMA DATA (UNAUDITED) (1)
  Income before income taxes                                                                                    $   660,628
  Income taxes                                                                                                      251,000
---------------------------------------------------------------------------------------------------------------------------

     Pro forma net income                                                                                       $   409,628
===========================================================================================================================

Pro forma earnings per share:
  Basic                                                                                                         $       .22
  Diluted                                                                                                               .21
===========================================================================================================================

Shares used in computing pro forma earnings per share:
  Basic                                                                                                           1,881,863
  Diluted                                                                                                         1,906,333
===========================================================================================================================

(1) The 1999 unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the year ended December 31, 1999.

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

                                              Common Stock          Additional         Retained
                                        ----------------------       Paid-In           Earnings
                                           Shares    Par Value       Capital           (Deficit)             Total
======================================================================================================================
Balances - December 31, 1998              1,520,000     $1,520    $      99,480     ($   1,347,740)     ($  1,246,740)

Acquisition of net assets of SFBC           560,000        560          326,143                  -            326,703
 International, Inc.

Common stock options issued as                    -          -          304,583                  -            304,583
 compensation

Conversion of debt to common stock          255,736        256        1,150,550                  -          1,150,806

Net income - 1999                                 -          -                -            250,628            250,628
---------------------------------------------------------------------------------------------------------------------

Balances - December 31, 1999              2,335,736      2,336        1,880,756         (1,097,112)           785,980

Common stock options issued as                    -          -          170,000                  -            170,000
 compensation

Conversion of debt to common stock            3,906          4           24,999                  -             25,003

Proceeds from initial public offering     1,250,000      1,250       10,155,000                  -         10,156,250

Offering costs                                    -          -       (1,885,432)                 -         (1,885,432)


Net income - 2000                                 -          -                -          2,050,837          2,050,837
---------------------------------------------------------------------------------------------------------------------

Balances - December 31, 2000              3,589,642     $3,590    $  10,345,323      $     953,725       $ 11,302,638
=====================================================================================================================


All stock information has been adjusted to give effect to the recapitalization and four-for-five reverse stock split in June 1999.

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

                                                                                        2000                      1999
===========================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                         $  2,050,837               $   250,628
---------------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income to net cash(used in)
   provided by operating activities:
     Depreciation and amortization                                                        175,453                    64,425
     Provision for bad debts                                                                7,511                    13,400
     Accrued interest on notes payable - purchase of assets                                     -                    25,347
     Common stock options issued as compensation                                          170,000                   304,583
     Changes in operating assets and liabilities:
       Accounts receivable                                                             (4,140,049)                 (678,835)
       Prepaid expenses                                                                  (272,442)                   (1,648)
       Other assets                                                                        57,029                    (9,000)
       Accounts payable                                                                   228,749                  (228,503)
       Accrued liabilities                                                                863,889                   (76,999)
       Accrued interest                                                                  (132,120)                        -
       Advance billings                                                                   418,655                   218,902
       Income taxes payable                                                               372,000                         -
       Deferred income taxes                                                             (171,000)                  410,000
---------------------------------------------------------------------------------------------------------------------------
          Total adjustments                                                            (2,422,325)                   41,672
---------------------------------------------------------------------------------------------------------------------------
            Net cash (used in) provided by operating activities                          (371,488)                  292,300
---------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash consideration for company acquired                                                (295,740)                        -
  Purchase of property and equipment                                                     (369,528)                  (59,070)
  Loans to stockholder                                                                     (9,241)                        -
  Cash balance of company acquired                                                         79,429                     2,394
  Issuance of note receivable                                                            (209,337)                        -
---------------------------------------------------------------------------------------------------------------------------
            Net cash used in investing activities                                        (804,417)                  (56,676)
---------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds (repayments) of notes payable - insurance                                   56,242                    (3,090)
  Principal payments on notes payable - purchase of assets                               (456,479)                        -
  Principal payments on notes payable - stockholders                                     (190,828)                        -
  Payments on capital lease obligations                                                   (19,409)                        -
  Net increase in notes payable - transportation equipment                                 14,879                         -
  Net proceeds from initial public offering                                             8,270,818                         -
---------------------------------------------------------------------------------------------------------------------------
            Net cash provided by (used in) financing activities                         7,675,223                    (3,090)
---------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    6,499,318                   232,534

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                          288,285                    55,751
---------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                           $  6,787,603               $   288,285
===========================================================================================================================

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

                                                                                     2000                   1999
=====================================================================================================================
Supplemental Disclosures:
---------------------------------------------------------------------------------------------------------------------

  Interest paid                                                                    $  300,840              $  155,796
=====================================================================================================================

  Income taxes paid                                                                $1,141,000              $        -
=====================================================================================================================

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
---------------------------------------------------------------------------------------------------------------------

  Fair value of net liabilities assumed in connection with                         $  154,260              $        -
   acquisition of business
=====================================================================================================================

  Note payable issued in connection with acquisition of business                   $  150,000              $        -
=====================================================================================================================

  Professional fees accrued in connection with acquisition of                      $  125,913              $        -
   business
=====================================================================================================================

  Reduction of long-term debt in connection with the issuance of                   $   25,003              $        -
   3,906 shares of common stock
---------------------------------------------------------------------------------------------------------------------

  Reduction of long-term debt in connection with the                               $        -              $  324,309
   recapitalization and issuance of 560,000 shares of common stock
=====================================================================================================================

  Conversion of accrued interest to long-term debt                                 $        -              $  376,032
=====================================================================================================================

  Common stock options issued as compensation                                      $  170,000              $  304,583
=====================================================================================================================

  Conversion of long-term debt and accrued interest into common                    $        -              $1,150,806
   stock and warrants
=====================================================================================================================


                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

          Basis of Consolidation and Organization

          The consolidated financial statements include the accounts of SFBC International, Inc. (SFBC) and its wholly owned subsidiaries South Florida Kinetics, Inc. (SFK), SFBC Charlotte, Inc. f/k/a SFBC/Pharmaceutical Development Associates, Inc. (SFBC/PDA) and SFBC Ft. Myers, Inc. (FTM) (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

          Initial Public Offering

          In October 2000, the Company completed an initial public offering of 1,250,000 shares of common stock at $8.00 per share and warrants to purchase 625,000 shares of common stock at $0.25 per warrant. The warrants are exercisable at $9.60 per share, expire five years from the date of the offering and are redeemable by the Company under certain conditions, as defined.

          Business Activity

          The Company is a contract research organization with locations in Miami, Florida, Charlotte, North Carolina and in 2001, Ft. Myers, Florida. The Company provides clinical research and drug development services to pharmaceutical and biotechnology companies and manages clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

          Revenue and Cost Recognition

          Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Contracts may contain provisions for renegotiation in the event of cost overruns due to changes in the level of work scope. Renegotiated amounts are included in revenue when earned and realization is assured. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

          Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

          Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          Cash and Cash Equivalents

          The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash.

          The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

          Property and Equipment

          Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

          Depreciation

          Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

               Furniture and fixtures                                   7 years
               Machinery and equipment                              5 - 7 years

          Goodwill

          Goodwill is stated at cost and is amortized on a straight-line basis over 10 years.

          The Company evaluates its intangible assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-lived Assets and Assets to be Disposed Of. This statement requires assessment of impairment of long-lived assets whenever factors, events or changes in circumstances indicate the carrying amount of certain long-lived assets to be held and used may not be recoverable. Assessment of impairment is based on the expected undiscounted cash flows of the assets. If an asset is determined to be impaired, an impairment loss is recognized to the extent the carrying amount of the impaired asset exceeds fair value.

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          Use of Estimates (continued)

          The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

          Concentration of Credit Risk

          Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

          Income Taxes

          The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

          Through June 6, 1999, the Company had elected, with the consent of the stockholders, to be taxed under S Corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reflected by the stockholders on their personal income tax returns. Effective June 7, 1999, the Company terminated its S Corporation status and in connection therewith, recorded a deferred tax liability of $217,000, through a charge to income taxes in the 1999 statement of income.

          Fair Value of Financial Instruments

          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

            Cash and cash equivalents, accrued liabilities, and income taxes payable - The carrying amounts approximate fair value because of the short-term maturity of the instruments.

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          Fair Value of Financial Instruments (continued)

            Note receivable and loan receivable from stockholder - The fair values are determined by calculating the present value of the instruments using a current market rate of interest as compared to the stated rate of interest. The difference between fair value and carrying value is not deemed to be significant.

            Notes payable - The fair value of long-term debt is estimated using discounted cash flows based on the Company's incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2000, the fair values approximate the carrying values.

          Net Income Per Share

          The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase 185,000 and 40,000 shares of common stock for the years ended December 31, 2000 and 1999, respectively.

          Stock Compensation

          Options granted to employees under the Company's Stock Option Plan are accounted for by using the intrinsic method under APB Opinion 25, Accounting for Stock Issued to Employees (APB 25). In October 1995, the Financial Accounting Standards Board issued Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), which defines a fair value based method of accounting for stock options. The accounting standards prescribed by SFAS 123 are optional and the Company has continued to account for stock options under the intrinsic value method specified in APB 25. Pro forma disclosures of net income and earnings per share have been made in accordance with SFAS 123.

          Segment Reporting

          The Company applies Financial Accounting Standards Board ("FASB") statement No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Company has considered its operations and has determined that it operates in a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

          Comprehensive Income

          The items affecting comprehensive income are not material to the financial statements and, accordingly, are not presented herein.

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          New Accounting Pronouncements

          In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB statement No. 125) ("SFAS No. 140"). This statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of Statement 125's provisions without reconsideration. The Company has determined that the impact of adopting SFAS No. 140 will not be material to its consolidated financial statements.

          In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133 (an amendment of FASB Statement No. 133). Under the provisions of this statement, the effective date of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), is deferred to fiscal years beginning after June 15, 2000. The Company has determined that the impact of adopting SFAS No. 133 will not be material to its consolidated financial statements.

          Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, ("SAB 101") issued by the Securities and Exchange Commission, became effective beginning the fourth quarter of 2000. SAB 101 had no material impact on the Company's revenue recognition policies.

--------------------------------------------------------------------------------
NOTE 2.        MAJOR CUSTOMERS
--------------------------------------------------------------------------------

          There were no sales to individual customers in excess of 10% of net sales for the year ended December 31, 2000, however for the year ended December 31, 1999 two customers accounted for a total of $2,611,682 or approximately 31% of net sales.

          Individual accounts receivable balances at December 31, 2000 in excess of 10% of total accounts receivable are as follows:

                                                                  % of Accounts
                                                     Amount      Receivable, Net
          ======================================================================

          Customer A                                $1,223,770          17%
          Customer B                                $  741,739          11%

--------------------------------------------------------------------------------
NOTE 3.   ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

          Accounts receivable consisted of the following at December 31, 2000:
          Accounts receivable - billed                                        $ 5,787,336
          Accounts receivable - unbilled                                        1,617,236
          Less allowance for changes in contracts                             (   218,603  )
          Less allowance for doubtful accounts                                (   126,550  )
          -------------------------------------------------------------------------------------

                                                                              $ 7,059,419
          =====================================================================================

          The activity in the allowance for changes in contracts and allowance for doubtful accounts during the years ended December 31, 2000 and 1999 was as follows:

                                                 Allowance for     Allowance for
                                                  Changes in          Doubtful
                                                  Contracts           Accounts
          ======================================================================

           Balance - January 1, 1999             $  142,000           $ 44,438
             1999 provision                          15,033             13,400
             1999 write-offs                    (    17,033  )               -
          ----------------------------------------------------------------------
           Balance - December 31, 1999              140,000             57,838
             SFBC/PDA acquisition                         -             61,201
             2000 provision                          78,603              7,511
          ----------------------------------------------------------------------

           Balance - December 31, 2000           $  218,603           $126,550
          ======================================================================

          Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year. Advance billings at December 31, 2000 amounted to $1,590,520.

--------------------------------------------------------------------------------
NOTE 4.   LOAN RECEIVABLE FROM STOCKHOLDER
--------------------------------------------------------------------------------

          Loan receivable from stockholder consists of certain expenses paid by the Company on behalf of its majority stockholder. The loan bears interest at 6% per annum and is due in August 2002.

--------------------------------------------------------------------------------
NOTE 5.   PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

          Property and equipment consisted of the following at December 31, 2000:
           Furniture and fixtures                                              $108,632
           Machinery and equipment                                              841,123
          -------------------------------------------------------------------------------
                                                                                949,755
           Less accumulated depreciation                                        380,875
          -------------------------------------------------------------------------------

                                                                               $568,880
          ===============================================================================

          Depreciation of property and equipment for the years ended December 31, 2000 and 1999 amounted to $121,009 and $64,425, respectively.

--------------------------------------------------------------------------------
NOTE 6.   ACCRUED LIABILITIES
--------------------------------------------------------------------------------

          Accrued liabilities consisted of the following at December 31, 2000:
           Salaries and benefits                                               $  719,795
           Professional fees                                                      109,549
           Other                                                                  260,858
          ---------------------------------------------------------------------------------

                                                                               $1,090,202
          =================================================================================

--------------------------------------------------------------------------------
NOTE 7.   NOTES PAYABLE
--------------------------------------------------------------------------------

          Notes payable consisted of the following at December 31, 2000:

           Notes payable - stockholders                                $ 93,258
           Notes payable - purchase of assets                            43,521
           Notes payable - purchase of PDA (note 11)                    150,000
           Notes payable - other                                        123,956
          ----------------------------------------------------------------------
                                                                        410,735
           Less current portion                                         252,423
          ----------------------------------------------------------------------

           Long-term portion                                           $158,312
          ======================================================================

--------------------------------------------------------------------------------
NOTE 7.   NOTES PAYABLE (Continued)
--------------------------------------------------------------------------------

          Notes Payable - Stockholders

          In October 1999, approximately $1,150,800 of notes payable - stockholders and accrued interest were converted into 255,736 shares of common stock and warrants to purchase an additional 255,736 shares of common stock at $8.00 per share. The warrants expire in June 2002. The balance at December 31, 2000 represents an unconverted note bearing interest at 10% per annum that was paid in early 2001.

          Notes Payable - Purchase of Assets

          Concurrent with a recapitalization in 1999, the Company issued three notes aggregating $500,000. These notes bear interest at 8% per annum and are collateralized by all of the assets of the Company. The balance at December 31, 2000 is due to the chief executive officer of the Company.

          Notes Payable - Other

          Notes payable - other consists principally of a) a note payable for insurance coverage, bearing interest at approximately 9% per annum with a payment of approximately $16,000 per month, and b) obligations assumed in connection with the acquisition of PDA (see Note 11) bearing interest at approximately 12% per annum with payments aggregating approximately $2,300 per month.

          Interest expense on all indebtedness amounted to $175,470 and $181,143 for the years ended December 31, 2000 and 1999, respectively.

--------------------------------------------------------------------------------
NOTE 8.   LEASE COMMITMENTS
--------------------------------------------------------------------------------

          The Company leases its office facilities and certain equipment under non-cancelable operating leases.

          The approximate future minimum annual rentals under these leases for years subsequent to December 31, 2000 are as follows:

          December 31, 2001                                           $342,000
          December 31, 2002                                            235,000
          December 31, 2003                                            133,000
          December 31, 2004                                             17,000
          Thereafter                                                         -
          --------------------------------------------------------------------

                                                                      $727,000
          ====================================================================

          Total rent expense for the years ended December 31, 2000 and 1999 was approximately $568,000 and $428,000, respectively.

--------------------------------------------------------------------------------
NOTE 9.   INCOME TAXES
--------------------------------------------------------------------------------

          Income taxes for the years ended December 31, 2000 and 1999 consisted of the following:

                                                         2000            1999
          ======================================================================

          Current:
            Federal                                  $ 1,367,000      $      -
            State                                        146,000             -
          Deferred:
            Federal                                     (154,000)      349,000
            State                                       ( 17,000)       61,000
          ----------------------------------------------------------------------

                                                     $ 1,342,000      $410,000
          ======================================================================

          The components of the net deferred tax liability at December 31, 2000 are as follows:

          Deferred Tax Asset
          ======================================================================

          Amortization of goodwill                                    $  7,000
          Common stock options issued as compensation                  178,000
          ----------------------------------------------------------------------

                                                                      $185,000
          ======================================================================

          Deferred Tax Liability
          ======================================================================

          Net temporary differences due to conversion
            to accrual basis from cash basis                          $388,000
          Depreciation                                                  36,000
          ----------------------------------------------------------------------

                                                                      $424,000
          ======================================================================

          The major elements contributing to the difference between income taxes and the amount computed by applying the federal statutory tax rate of 34% to income before income taxes for the years ended December 31, 2000 and 1999 are as follows:

                                                         2000           1999
          ======================================================================

          Income taxes at statutory rate             $ 1,154,000      $225,000
          State income taxes                             122,000        19,000
          S Corporation income prior to conversion
            to C Corporation                                   -      (190,000)
          Deferred tax liability recorded upon
            conversion to C Corporation                        -       217,000
          Permanent differences and other                 66,000       139,000
          ----------------------------------------------------------------------

                                                     $ 1,342,000      $410,000
          ======================================================================

--------------------------------------------------------------------------------
NOTE 10.  STOCK BASED COMPENSATION
--------------------------------------------------------------------------------

          In June 1999, the Company established a Stock Option Plan (the Plan) which provides for the Company to issue options to employees, directors and outside consultants of the Company. The issuance and form of the options shall be at the discretion of the Company's board of directors, except that the exercise price may not be less than the fair market value at the time of grant. Generally, the options vest over a three year period and expire in ten years or three months after separation of service, whichever occurs earlier.

          The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25") in accounting for its employee stock options. Under APB 25, because the exercise price of an employee's stock options issued prior to the established of the Plan was less than the market price of the underlying stock on the date of grant, compensation expense of $170,000 and $304,583 was recognized in 2000 and 1999, respectively. The Company expects to recognize compensation expense of $170,000 in 2001 and $35,417 in 2002 in connection with these options.

          Statement of Financial Accounting Standards No. 123 "Accounting for Stock-based Compensation," ("SFAS No. 123") requires the Company to provide pro forma information regarding net income and earnings per common share as if compensation cost for the Company's Stock Option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The fair value of the options granted in 2000 and 1999 were estimated by using the Black-Scholes pricing model with the following assumptions: (i) expected life of the options of 5 years, (ii) expected volatility in the market price of the Company's common stock of 60% (only for those options granted subsequent to the Company's initial public offering, otherwise no volatility), (iii) no expected dividends, and (iv) a risk free interest rate ranging from 6.00% to 6.50%.

          Under the accounting provisions of SFAS No. 123, the Company's net income, basic earnings per share and diluted earnings per share for the year ended December 31, 2000 would have been approximately $1,969,000, $0.75 and $0.73, respectively.

          Under the accounting provisions of SFAS No. 123, the Company's net income, basic earnings per share and diluted earnings per share for the year ended December 31, 1999 would have been approximately $75,000, $0.04 and $0.04, respectively.

          Under the accounting provisions of SFAS No. 123, the Company's pro forma net income, pro forma basic earnings per share and pro forma diluted earnings per share for the year ended December 31, 1999 would have been approximately $234,000, $0.21 and $0.20, respectively.

--------------------------------------------------------------------------------
NOTE 10.  STOCK BASED COMPENSATION (Continued)
--------------------------------------------------------------------------------

          A summary of the Company's stock option activity, and related information for the year ended December 31, 2000 is as follows:

                                                                    Weighted
                                                      # of          Average
                                                     Options     Exercise Price
          =====================================================================

          Outstanding January 1, 2000                514,500         $   4.70

           Granted                                   125,000             6.00
           Exercised                                       -                -
           Forfeited                                 (34,500)           (6.00)
          ---------------------------------------------------------------------

          Outstanding December 31, 2000              605,000         $   4.88
          =====================================================================

          Exercisable at December 31, 2000           277,489         $   4.79
          =====================================================================

          The weighted-average fair value of options granted during 2000, using the fair value calculations discussed above was $1.88 per option.

          Exercise prices for options outstanding as of December 31, 2000 ranged from $1.25 to $6.60. The weighted average remaining contractual life of these options is as follows:

                                                              Weighted Average
                                                                  Remaining
               Exercise                   Weighted Average    Contractual Life
                Price         Shares       Exercise Price         (Years)
          =====================================================================
               $1.250        160,000           $1.250              8.25
               $5.625         25,000           $5.625              9.92
               $6.000        270,000           $6.000              8.78
               $6.600        150,000           $6.600              8.50

--------------------------------------------------------------------------------
NOTE 11.  OTHER MATTERS
--------------------------------------------------------------------------------

          Business Combination

          On March 15, 2000, the Company formed a wholly owned subsidiary, SFBC/PDA and on March 29, 2000, SFBC/PDA acquired substantially all the assets and certain liabilities of Pharmaceutical Development Associates, Inc. (PDA), a clinical research organization located in North Carolina. The aggregate purchase price was $600,000 with possible contingent consideration of up to $1,200,000 based on the adjusted net income of SFBC/PDA, as defined, and additional possible contingent consideration based on a percentage of revenue from a specific customer of SFBC/PDA.

--------------------------------------------------------------------------------
NOTE 11.  OTHER MATTERS (continued)
--------------------------------------------------------------------------------

          The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. Goodwill of approximately $726,000 is attributable to the general reputation of the business in the communities it serves and the collective experience of the management and other employees, and was recorded as follows:

          Cash consideration paid to the seller                   $   296,000
          Note payable issued to the seller                           150,000
          Acquisition costs                                           126,000
          ---------------------------------------------------------------------
          Total consideration                                         572,000
          Fair value of assets acquired                            (1,049,000)
          Fair value of liabilities assumed                         1,203,000
          ---------------------------------------------------------------------

          Excess of cost over fair value of net
          assets acquired, Goodwill                               $   726,000
          =====================================================================

          Unaudited pro forma results of operations after giving effect to certain adjustments resulting from the acquisition were as follows for the years ended December 31, 2000 and 1999 as if the business combination had occurred at the beginning of each period presented:

                                                For the year ended December 31,
                                               ------------------------------
                                                    2000              1999
          =====================================================================

          Net sales                             $20,121,708       $10,509,204
          Net income                              2,307,842           193,371
          Earnings per share - basic                    .78              0.10
          =====================================================================

          The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

          Transactions with LeeCoast

          In connection with the acquisition of the assets of PDA, SFBC received the option to purchase ClinSites/LeeCoast Research Center, Inc. (LeeCoast), a wholly owned subsidiary of PDA's parent located in Ft. Myers, Florida. On December 27, 2000, the Company formed a wholly owned subsidiary, FTM and in early 2001 FTM purchased substantially all the assets and certain liabilities of LeeCoast. The purchase price was $600,000, plus the amount by which the operating assets exceeded the operating liabilities of LeeCoast.

          Also in connection with the acquisition of PDA, the Company loaned LeeCoast $200,000. This amount, along with its accrued interest of $9,337 is included as a note receivable in the accompanying balance sheet.

--------------------------------------------------------------------------------
NOTE 11.  OTHER MATTERS (Continued)
--------------------------------------------------------------------------------

          During the year ended December 31, 2000, SFK performed approximately $67,000 of services for LeeCoast, all of which is unpaid at December 31, 2000 and included in accounts receivable, net in the accompanying balance sheet.

          During the year ended December 31, 2000, LeeCoast performed approximately $800,000 of services for SFBC/PDA of which approximately $178,000 was still owed at December 31, 2000 and included in accounts payable in the accompanying balance sheet.

INDEPENDENT AUDITORS' REPORT
===============================================================================

To the Board of Directors
SFBC International, Inc.
Miami, Florida


We have audited the accompanying statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets of the Company as of December 31, 1999 to be sold to SFBC International, Inc., pursuant to the purchase agreement described in Note 7 and the related operations and cash flows of the business to be sold of the Company for each of the two years in the period ended December 31, 1999 and is not intended to be a complete presentation of the Company's financial position and results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Pharmaceutical Development Associates, Inc. as of December 31, 1999 to be sold pursuant to the purchase agreement described in Note 7 and the related results of its operations and its cash flows of the business to be sold for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.



                                                         KAUFMAN, ROSSIN & CO.
Miami, Florida
March 3, 2000

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF NET ASSETS TO BE SOLD
DECEMBER 31, 1999
===============================================================================

ASSETS
===============================================================================

CURRENT ASSETS
  Cash                                                                $     503
  Accounts receivable                                                   319,592
  Prepaid expenses                                                        4,505
-------------------------------------------------------------------------------
     Total current assets                                               324,600

PROPERTY AND EQUIPMENT, NET                                             114,255

GOODWILL, NET                                                           469,340

OTHER ASSETS                                                              3,325
-------------------------------------------------------------------------------

  TOTAL ASSETS                                                        $ 911,520
===============================================================================

LIABILITIES
===============================================================================

CURRENT LIABILITIES
  Accounts payable                                                    $ 315,436
  Current portion of capital lease obligations                           23,393
  Advance billings                                                      125,903
-------------------------------------------------------------------------------
     Total current liabilities                                          464,732

CAPITAL LEASE OBLIGATIONS                                                13,389

COMMITMENTS AND CONTINGENCIES
-------------------------------------------------------------------------------

     TOTAL LIABILITIES                                                  478,121
-------------------------------------------------------------------------------

NET ASSETS TO BE SOLD                                                 $ 433,399
===============================================================================

                            See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENTS OF OPERATIONS OF THE BUSINESS TO BE SOLD
YEARS ENDED DECEMBER 31, 1999 AND 1998
==============================================================================
                                                 1999                 1998
==============================================================================

NET SALES                                   $   2,200,061         $  3,151,593

COST OF SALES                                   1,995,792            2,674,533
------------------------------------------------------------------------------

GROSS PROFIT                                      204,269              477,060

GENERAL AND ADMINISTRATIVE EXPENSES               625,072              482,522
------------------------------------------------------------------------------

LOSS FROM OPERATIONS                             (420,803)              (5,462)

INTEREST EXPENSE                                   18,560               15,202
------------------------------------------------------------------------------

NET LOSS                                        ($439,363)            ($20,664)
==============================================================================

                            See accompanying notes

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS OF THE BUSINESS TO BE SOLD
YEARS ENDED DECEMBER 31, 1999 AND 1998

======================================================================================================================

                                                                                       1999                   1998
======================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                          ($439,363)                ($20,664)
----------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net loss to net cash
     used in operating activities
     Depreciation and amortization                                                    129,333                  108,715
     Provision for bad debts                                                           61,210                        -
     Changes in operating assets and liabilities:
       Accounts receivable                                                             23,876                  (25,449)
       Prepaid expenses                                                                (3,527)                   3,650
       Other assets                                                                         -                   (2,194)
       Accounts payable                                                               145,563                   51,934
       Advanced billings                                                              (54,576)                (138,694)
----------------------------------------------------------------------------------------------------------------------
          Total adjustments                                                           301,879                   (2,038)
----------------------------------------------------------------------------------------------------------------------
            Net cash used in operating activities                                    (137,484)                 (22,702)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                   (6,699)                (119,797)
  Advances from parent and affiliates, net                                             41,129                  276,315
----------------------------------------------------------------------------------------------------------------------
            Net cash provided by investing activities                                  34,430                  156,518
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                                               (21,964)                  (8,564)
----------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                      (125,018)                 125,252

CASH AT BEGINNING OF PERIOD                                                           125,521                      269
----------------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                           $         503             $    125,521
======================================================================================================================

Supplemental Disclosures of Cash Flow Information and
  Non-Cash Investing and Financing Activities:
----------------------------------------------------------------------------------------------------------------------

  Interest paid                                                                 $      12,560             $      9,202
======================================================================================================================

  Income taxes paid                                                             $           -             $          -
======================================================================================================================

  Capital lease obligations incurred                                            $           -             $     67,310
======================================================================================================================

                           See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS
================================================================================
--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

          Basis of Presentation


          The accompanying financial statements are intended to present the net assets to be sold of Pharmaceutical Development Associates, Inc. (the "Company"), as of December 31, 1999 pursuant to the agreement described in Note 7 and the related operation of the business to be sold of the Company for the periods presented. These financial statements do not present the complete financial position and the results of operations of the Company for the periods presented. In addition, certain assets will be sold which have no historical costs (e.g. customer list, business reputation, etc.) and therefore are not reflected in the accompanying statement of net assets to be sold.

          The Company is a wholly owned subsidiary of Clinical Site Services Corporation (the Parent). During 1999 and 1998, the Parent and certain other affiliates incurred expenses on behalf of the Company which include, but are not limited to, salaries, rent, professional fees, travel and other general and administrative expenses. These financial statements include such expenses. Future expenses incurred as an independent entity or as part of another group of entities may not be comparable to historical levels.

          Description of Business

          The Company, located in Charlotte, North Carolina, is a contract research organization managing clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

          Revenue and Cost Recognition

          Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs incurred to be the best available measure of progress on the contracts.

          Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material. Revenue recognized on contracts in progress at December 31, 1999 amounted to approximately $658,000.

          Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          Cash

          The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

          Property and Equipment

          Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

          Depreciation and Amortization

          Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

               Computer and office equipment                    3 - 5 years
               Medical equipment                                    5 years
               Furniture and fixtures                               5 years

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

          Concentration of Credit Risk

          Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

          Income Taxes

          The Company's operations are included in the consolidated income tax return of the Parent. Deferred tax assets allocated to the Company have been completely offset by a valuation allowance.

--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          Fair Value of Financial Instruments

          The carrying values of cash and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.

          Based upon borrowing rates currently available to the Company for loans with similar terms and maturities, the fair values of capital lease obligations and notes payable approximate carrying value.

          Year 2000 Uncertainties

          Although the Company has not identified any computer system or program problems, there is still a possibility that at some time during the Year 2000 their computer systems and programs, as well as equipment that uses embedded computer chips, may be unable to distinguish between the years 1900 and 2000. This may create system errors and failures resulting in the disruption of normal business operations. Although it is unlikely, there may be some third parties, such as governmental agencies, utilities, telecommunication companies, vendors and customers that at times may not be able to continue business with the Company due to their own Year 2000 problems.



--------------------------------------------------------------------------------
NOTE 2.   MAJOR CUSTOMERS
--------------------------------------------------------------------------------


          Sales to individual unaffiliated customers in excess of 10% of net sales are as follows:

                                  1999                         1998
                       ---------------------------   ---------------------------
                          Amount       % of Sales       Amount      % of Sales
          ======================================================================

          Customer A   $1,392,486          63%       $  372,069         12%
          Customer B   $  306,530          14%       $1,008,169         32%
          Customer C   $  114,466           5%       $  583,301         19%
          Customer D   $        -           -        $  506,654         16%
          Customer E   $   67,305           3%       $  343,345         11%

          Individual accounts receivable balances at December 31, 1999 in excess of 10% of total accounts receivable are as follows:

                                                                   % of Accounts
                                                      Amount        Receivable
          ======================================================================

          Customer A                                 $232,174           73%

--------------------------------------------------------------------------------
NOTE 3.   ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

          Accounts receivable consisted of the following at December 31, 1999:

           Accounts receivable - billed                            $  267,539
           Accounts receivable - unbilled                             113,263
           Less allowance for doubtful accounts                       (61,210)
          ----------------------------------------------------------------------

                                                                   $  319,592
          ======================================================================

          Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year.

          Advance billings at December 31, 1999 amounted to $125,903.


--------------------------------------------------------------------------------
NOTE 4.   PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

          Property and equipment consisted of the following at December 31, 1999:

           Computer and office equipment                           $  126,505
           Medical equipment                                           71,393
           Furniture and fixtures                                      40,834
          ----------------------------------------------------------------------
                                                                      238,732
           Less accumulated depreciation and amortization             124,477
          ----------------------------------------------------------------------

                                                                   $  114,255
          ======================================================================

          Depreciation and amortization of property and equipment for the years ended December 31, 1999 and 1998 amounted to $62,740 and $42,123, respectively.

          Property and equipment at December 31, 1999 included medical equipment under capital leases and related accumulated amortization of $67,310 and $20,115, respectively. Amortization expense of medical equipment under capital leases was approximately $6,400 and $13,600 in 1999 and 1998, respectively.


--------------------------------------------------------------------------------
NOTE 5.   GOODWILL
--------------------------------------------------------------------------------

          In connection with the Parent's acquisition of the Company in 1997, goodwill of $662,598 was recorded. Amortization of goodwill is computed using the straight-line method over 10 years. Accumulated amortization of goodwill at December 31, 1999 amounted to $193,258. Amortization of goodwill was $66,260 for 1999 and 1998.

--------------------------------------------------------------------------------
NOTE 6.   COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

          Facilities Lease

          The company leases its facilities on a month-to-month basis. Rent expense under this lease agreement amounted to $60,336 and $55,873 for the years ended December 31, 1999 and 1998, respectively.

          Lease Commitments

          The Company is obligated under one operating lease for office equipment and three capital leases for medical equipment.

          Future minimum payments under non-cancelable leases at December 31, 1999 consisted of the following:

                                                       Capital         Operating
                                                       Leases            Lease
          ======================================================================

           2000                                       $ 23,393         $  5,964
           2001                                         13,389            5,964
           2002                                              -            5,964
           2003                                              -            5,467
          ----------------------------------------------------------------------
           Total minimum lease payments                 36,782           23,359
           Less amount representing imputed interest    (4,064)               -
          ----------------------------------------------------------------------

                                                      $ 32,718         $ 23,359
          ======================================================================

          Debt

          The Company, the Parent and other subsidiaries of the Parent are obligated under various notes totaling $1,750,000.


--------------------------------------------------------------------------------
NOTE 7.   SALE OF ASSETS
--------------------------------------------------------------------------------

          In March 2000, the Company entered into an agreement to sell substantially all of its operating assets and liabilities to SFBC International, Inc., a clinical research organization located in Florida. The aggregate sales price is $600,000 with possible contingent consideration of up to $1,200,000 based on net income and additional possible contingent consideration based on the Company's revenues.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2001 AND DECEMBER 31, 2000

================================================================================================================================


                                                                                       (Unaudited)
ASSETS                                                                                March 31, 2001        December 31, 2000
================================================================================================================================
CURRENT ASSETS
  Cash and cash equivalents                                                        $        7,127,464         $        6,787,603
  Accounts receivable, net                                                                  6,429,355                  7,059,419
  Notes receivable                                                                                  -                    209,337
  Prepaid and other current assets                                                            253,046                    334,832
--------------------------------------------------------------------------------------------------------------------------------
     Total current assets                                                                  13,809,865                 14,391,191

LOAN RECEIVABLE FROM STOCKHOLDER                                                              119,849                    102,206

PROPERTY AND EQUIPMENT, NET                                                                   805,693                    568,880

GOODWILL, NET                                                                               1,272,805                    671,471

OTHER ASSETS                                                                                   50,192                     35,037
--------------------------------------------------------------------------------------------------------------------------------

  TOTAL ASSETS                                                                     $       16,058,404         $       15,768,785
================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
================================================================================================================================

CURRENT LIABILITIES
  Accounts payable                                                                 $          934,465         $          763,690
  Accrued liabilities                                                                         948,582                  1,090,202
  Advance billings                                                                          1,306,680                  1,590,520
  Income taxes payable                                                                        356,000                    372,000
  Deferred income taxes                                                                       130,000                    130,000
  Notes payable - current portion (approximately $137,000 to related
     parties in 2000)                                                                          61,117                    252,423
--------------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                              3,736,844                  4,198,835
--------------------------------------------------------------------------------------------------------------------------------

NOTES PAYABLE                                                                                 156,589                    158,312
--------------------------------------------------------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                                                          59,000                    109,000
--------------------------------------------------------------------------------------------------------------------------------

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
  Preferred stock, $.10 par value, 5,000,000 shares authorized,
     none issued                                                                                    -                          -
  Common stock, $.001 par value, 20,000,000 shares authorized, 3,589,642
     shares issued and outstanding                                                              3,590                      3,590
  Additional paid-in capital                                                               10,387,823                 10,345,323
  Retained earnings                                                                         1,714,558                    953,725
--------------------------------------------------------------------------------------------------------------------------------
     Total stockholders' equity                                                            12,105,971                 11,302,638
--------------------------------------------------------------------------------------------------------------------------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $       16,058,404         $       15,768,785
=================================================================================================================================

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED)

======================================================================================================================
                                                                                          Three Months Ended
                                                                                              March 31,
                                                                               ---------------------------------------
                                                                                        2001                  2000
======================================================================================================================
NET REVENUE                                                                         $   6,581,977         $   2,303,116
-----------------------------------------------------------------------------------------------------------------------

COST AND EXPENSES
  Direct costs                                                                          3,814,716             1,468,858
  General and administrative expenses                                                   1,612,047               597,501
-----------------------------------------------------------------------------------------------------------------------
     Total costs and expenses                                                           5,426,763             2,066,359
-----------------------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                                                  1,155,214               236,757
-----------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
  Interest income                                                                          97,287                     -
  Interest expense ($17,380 to related parties in 2000)                                   (13,668)              (24,122)
-----------------------------------------------------------------------------------------------------------------------
     Total other income (expense)                                                          83,619               (24,122)
-----------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                              1,238,833               212,635

INCOME TAXES                                                                              478,000                97,000
-----------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                          $     760,833         $     115,635
=======================================================================================================================

Earnings per share:
  Basic                                                                             $        0.21         $        0.05
  Diluted                                                                           $        0.20         $        0.05
=======================================================================================================================

Shares used in computing earnings per share:
  Basic                                                                                 3,589,642             2,335,736
  Diluted                                                                               3,724,432             2,445,736
=======================================================================================================================

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED)

======================================================================================================================
                                                                                         2001                     2000
======================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                      $   760,833              $   115,635
----------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income to net cash provided by operating activities
     Depreciation and amortization                                                     77,181                   20,676
     Common stock options issued as compensation                                       42,500                   42,500
     Changes in operating assets and liabilities:
       Accounts receivable                                                            852,459                  219,694
       Prepaid expenses                                                                85,040                 (175,419)
       Other assets                                                                    (9,285)                       -
       Accounts payable                                                               (74,834)                 120,994
       Accrued liabilities                                                           (150,406)                 (60,599)
       Accrued interest                                                                     -                   12,198
       Advance billings                                                              (322,533)                (136,951)
       Income taxes payable                                                           (16,000)                 147,000
       Deferred income taxes                                                          (50,000)                 116,000)
----------------------------------------------------------------------------------------------------------------------
          Total adjustments                                                           434,122                   74,093
----------------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                               1,194,955                  189,728
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash consideration paid for company acquired                                       (510,577)                (295,740)
  Cash balance of company acquired                                                     83,010                   79,429
  Purchase of property and equipment                                                 (216,855)                 (75,302)
----------------------------------------------------------------------------------------------------------------------
            Net cash used in investing activities                                    (644,422)                (291,613)
----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayment of notes payable - insurance                                          (48,230)                 (19,120)
  Principal payments on notes payable - purchase of assets                            (43,521)                (308,500)
  Principal payments on notes payable - stockholders                                  (93,258)                       -
  Other financing activities                                                          (25,663)                  21,846
  Net borrowings on credit facility                                                         -                  681,201
----------------------------------------------------------------------------------------------------------------------
            Net cash provided by (used in) financing activities                      (210,672)                 375,427
----------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             339,861                  273,542

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    6,787,603                  288,285
----------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                        $ 7,127,464              $   561,827
======================================================================================================================

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2001 AND 2000 (UNAUDITED)

======================================================================================================================
                                                                                          2001               2000
======================================================================================================================
Supplemental Disclosures:
---------------------------------------------------------------------------------------------------------------------

  Interest paid                                                                      $     23,793         $    11,924
=====================================================================================================================

  Income taxes paid                                                                  $    544,000         $    66,000
---------------------------------------------------------------------------------------------------------------------

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
---------------------------------------------------------------------------------------------------------------------

  Fair value of net liabilities assumed in connection with                           $     89,423         $   154,260
   acquisition of business
=====================================================================================================================

  Note payable issued in connection with acquisition of business                     $          -         $   150,000
=====================================================================================================================

  Professional fees incurred in connection with acquisition of                       $     27,324         $   125,913
   business
=====================================================================================================================

  Common stock options issued as compensation                                        $     42,500         $    42,500
=====================================================================================================================

                            See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
================================================================================

--------------------------------------------------------------------------------
NOTE 1.   ORGANIZATION AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

          Basis of Presentation

          The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB for quarterly reports under section 13 or 15(d) of the Securities and Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. Operating results for the three month period ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

          The audited financial statements at December 31, 2000 which are included in the Company's Annual Report on Form 10-KSB should be read in conjunction with these condensed consolidated financial statements.

          Consolidation

          The condensed consolidated financial statements include the accounts of SFBC International, Inc. (SFBC) and its wholly owned subsidiaries South Florida Kinetics, Inc. (SFK), SFBC Charlotte, Inc. f/k/a SFBC/Pharmaceutical Development Associates, Inc. (CHA) and SFBC Ft. Myers, Inc. (FTM) (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

--------------------------------------------------------------------------------
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

          Net Income Per Share

          The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase 532,500 and 160,000 shares of common stock for the years ended March 31, 2001 and March 31, 2000, respectively.

--------------------------------------------------------------------------------
NOTE 3.      SIGNIFICANT TRANSACTION
--------------------------------------------------------------------------------

          In early 2001, FTM purchased substantially all the assets and certain liabilities of ClinSites/LeeCoast Research Center, Inc. The purchase price was $600,000, plus the amount by which the operating assets exceeded the operating liabilities.

          The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. Goodwill of approximately $627,000 is attributable to the general reputation of the business in the communities it serves and the collective experience of the management and other employees, and was recorded as follows:

--------------------------------------------------------------------------------
NOTE 3.   SIGNIFICANT TRANSACTION (Continued)
--------------------------------------------------------------------------------


          Cash consideration paid to the seller                                                $   511,000
          Acquisition costs                                                                         27,000
          ------------------------------------------------------------------------------------------------
          Total consideration                                                                      538,000
          Fair value of assets acquired                                                           (452,000)
          Fair value of liabilities assumed                                                        541,000
          ------------------------------------------------------------------------------------------------

          Excess of cost over fair value of net assets acquired, Goodwill                      $   627,000
          ================================================================================================

          Unaudited pro forma results of operations after giving effect to certain adjustments resulting from the acquisition for the quarter ended March 31, 2001 and 2000 as if the business combination had occurred at the beginning of each period presented are not material to the financial statements and, accordingly, are not presented herein.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF OPERATIONS OF THE BUSINESS TO BE SOLD
EIGHTY-NINE DAYS ENDED MARCH 29, 2000
================================================================================

================================================================================

NET SALES                                                         $   427,280

COST OF SALES                                                         283,572
--------------------------------------------------------------------------------

GROSS PROFIT                                                          143,708

GENERAL AND ADMINISTRATIVE EXPENSES                                   153,455
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                   (9,747)

INTEREST EXPENSE                                                        4,200
--------------------------------------------------------------------------------

NET LOSS                                                        ($     13,947)
================================================================================

                            See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF CASH FLOWS OF THE BUSINESS TO BE SOLD
EIGHTY-NINE DAYS ENDED MARCH 29, 2000
================================================================================

================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                                 ($  13,947)
---------------------------------------------------------------------------------------------------------------------
  Adjustments to reconcile net loss to net cash provided by
     operating activities
     Depreciation and amortization                                                                             28,837
     Changes in operating assets and liabilities:
       Accounts receivable                                                                                   (531,567)
       Prepaid expenses                                                                                         3,837
       Other assets                                                                                            (2,241)
       Accounts payable                                                                                       (38,040)
       Advanced billings                                                                                      765,605
---------------------------------------------------------------------------------------------------------------------
          Total adjustments                                                                                   226,431
---------------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                                                         212,484
---------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                                           (9,841)
  Advances from parent and affiliates, net                                                                   (120,940)
---------------------------------------------------------------------------------------------------------------------
            Net cash used in investing activities                                                            (130,781)
---------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                                                                        (2,777)
---------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                                                           78,926

CASH AT BEGINNING OF PERIOD                                                                                       503
---------------------------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                                                       $  79,429
=====================================================================================================================

Supplemental Disclosures of Cash Flow Information and
   Non-Cash Investing and Financing Activities:
---------------------------------------------------------------------------------------------------------------------

  Interest paid                                                                                             $   1,200
=====================================================================================================================

  Income taxes paid                                                                                         $       -
=====================================================================================================================

                            See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
NOTES TO STATEMENTS OF OPERATIONS AND CASH FLOWS
OF THE BUSINESS TO BE SOLD
================================================================================

--------------------------------------------------------------------------------
NOTE 1.   BASIS OF PRESENTATION
--------------------------------------------------------------------------------

          The accompanying statements of operations and cash flows do not include all of the disclosures made in the statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the period presented is not necessarily indicative of the results for the full fiscal years.

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                                                                       Page
-----------------------------------------------------------------------------------------------
SFBC International, Inc. and Subsidiaries

Introduction to Unaudited Pro Forma Consolidated Financial Statements                  P-2

Unaudited Pro Forma Consolidated Statement of Operations for the
  year ended December 31, 2000                                                         P-3

Notes to Unaudited Pro Forma Consolidated Statement of Operations                      P-4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

Prior to the commencement of this offering, SFBC International, Inc. formed a 100% owned Subsidiary, SFBC Charlotte, Inc., which acquired certain assets and assumed certain liabilities of Pharmaceutical Development Associates, Inc.

The following pro forma financial information presents a) SFBC International, Inc.'s (the Parent), South Florida Kinetics, Inc.'s (Subsidiary 1), SFBC Charlotte, Inc.'s (Subsidiary 2), and Pharmaceutical Development Associates, Inc.'s (collectively the Companies) pro forma unaudited consolidating statement of operations for the year ended December 31, 2000, as if the acquisition occurred on January 1, 2000.

This unaudited pro forma financial information does not purport to represent what the Companies financial position or results of operations would actually have been if such transactions in fact occurred on those dates, or to project the Companies financial position or results of operations for any future date or period. These unaudited pro forma consolidating financial statements should be read in conjunction with the historical financial statements of SFBC International, Inc. and Subsidiary and Pharmaceutical Development Associates, Inc., and the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2000
================================================================================

                                                               Historical
                                            -------------------------------------------------
                                                      SFBC                Pharmaceutical
                                               International, Inc.          Development           Pro Forma             Pro Forma
                                             and Subsidiaries /(1)/    Associates, Inc. /(2)/     Adjustments            Combine
--------------------------------------------------------------------------------------------------------------------------------
NET REVENUE                                       $19,694,428                  $ 427,280           $       -         $20,121,708

COSTS AND EXPENSES
  Direct costs                                     11,996,996                    283,572                              12,280,568
  General and administrative                        4,252,033                    153,455               1,583    (6)    4,407,071
--------------------------------------------------------------------------------------------------------------------------------
     Total costs and expenses                      16,249,029                    437,027               1,583          16,687,639
--------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM OPERATIONS                       3,445,399                     (9,747)             (1,583)          3,434,069

OTHER INCOME (EXPENSE)
  Interest income                                     122,908                          -                   -             122,908
  Interest expense                                   (175,470)                    (4,200)             (3,375)   (3)     (185,601)
                                                                                                       3,000    (4)
                                                                                                      (5,556)   (5)
--------------------------------------------------------------------------------------------------------------------------------
     Total other income (expense)                     (52,562)                    (4,200)             (5,931)            (62,693)
--------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                          3,392,837                    (13,947)             (7,514)          3,371,376

INCOME TAXES                                        1,342,000                          -             (60,000)   (7)    1,282,000
--------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                 $ 2,050,837                  ($ 13,947)          $  52,486         $ 2,089,376
================================================================================================================================

Earnings per share:
  Basic                                                                                                              $      0.80
  Diluted                                                                                                            $      0.77
================================================================================================================================

Shares used in computing earnings per share:
  Basic                                                                                                                2,614,000
  Diluted                                                                                                              2,706,561
================================================================================================================================

   See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
================================================================================

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiaries (the Company) for the year ended December 31, 2000.

NOTE 2. The column includes the historical results of operations of the business to be sold of Pharmaceutical Development Associates, Inc.
          (PDA) for the eighty-nine day period ended March 29, 2000.

NOTE 3. The adjustment gives effect for interest expense calculated at 9% per annum associated with the Company's $150,000 note payable issued as of January 1, 2000 and assumes quarterly payment of interest.

NOTE 4. The adjustment gives effect for a reduction in interest expense associated with a $100,000 note payable not assumed by the Company at a rate of 12% per annum.

NOTE 5. The adjustment gives effect for an increase in interest expense of $11,250 associated with the Company's $450,000 advance on their line of credit at a rate of 10% per annum. This increase is offset by a decrease in interest expense of $5,694 associated with actual interest on the line of credit before the acquisition.

NOTE 6. The adjustment gives effect for an increase in amortization expense of $18,148 based upon goodwill of $725,913 recorded in connection with the acquisition. Amortization of goodwill is being computed over 10 years. The increase is offset by a decrease in amortization of $16,565 associated with goodwill of $662,598 not acquired by the Company.

NOTE 7. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38% as if the consolidated entity had been a C Corporation for the year.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Our certificate of incorporation, as amended, provides that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law as it now exists. We also cannot indemnify our officers and directors when we assert a direct claim against them. We have entered into indemnification agreements with our officers and directors providing for indemnification and containing an advancement of expenses provision. Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the board of directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the board of directors or by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SFBC International, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses in connection with the issuance and distribution of the securities being registered hereby (except for the underwriting discounts and commissions) will be borne by SFBC and are estimated to be as follows:

     Registration Fee ...............................  $   5,587.48*
     Printing and Miscellaneous .....................      2,000.00
     Legal Fees and Expenses ........................     20,000.00
     Accounting Fees and Expenses ...................      5,000.00
     Warrant exercise fee ...........................    100,000.00
                                                       ------------
     Total ..........................................  $ 132,587.48
                                                       ============
*Previously paid

Item 26. Recent Sales of Unregistered Securities.

     During the past three years, the following persons and entities acquired shares of stock and other securities from us as set forth in the table below. The number of shares of our common stock has been adjusted by our four-for-five reverse stock split.

     We sold the securities listed below in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and for accredited investors also under Rule 506 thereunder. Under Item 26(a) each person listed below, except for Mr. Arnold Hantman, our chief executive officer exchanged his or her common stock of South Florida Kinetics, Inc. for our common stock when we acquired South Florida Kinetics on June 7, 1999. The convertible notes were offered to the South Florida Kinetics minority stockholders at the time they voted on the merger in exchange for their cancellation of South Florida Kinetics notes but not issued until August 4, 1999. Under Item 26(b), the convertible noteholders converted their notes as of October 26, 1999.

     We believe that 37 of the persons listed below were accredited investors. The remaining persons were sophisticated investors, who were also pre-existing stockholders of our subsidiary, South Florida Kinetics at the time of the merger and our stockholders when they converted their notes.

(a)
                                                             Amount of                 Consideration
                                                                                       -------------
Stockholder                   Class of Securities         Securities Sold               Received/(1)/
-----------                   -------------------         ---------------               -------------

Jay W. Atkins                 common stock                11,106 shares                 common stock

Maurice L. Baldwin c/o        convertible note           $    18,943.08           cancellation of note and
Maurice L. and Mary L.                                                                accrued interest
Baldwin Family Trust
                              common stock                 2,563 shares                 common stock

Donald E. Birzer              common stock                 6,835 shares                 common stock

Robert P. Bisaillon           convertible note           $    16,108.33           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,136 shares                 common stock

Roland W. Boone               convertible note           $    25,588.34           cancellation of note and
                                                                                      accrued interest
                              common stock                 8,543 shares                 common stock

Keith C. Carini, M.D.         convertible note           $     8,629.17           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,478 shares                 common stock

Harold and Marilyn F.         convertible note           $    74,129.17           cancellation of note and
Chalmers                                                                              accrued interest
                              common stock                21,358 shares                 common stock

Norman Cloutier               convertible note           $     7,690.37           cancellation of note and

                                                             Amount of               Consideration
                                                                                     -------------
Stockholder                   Class of Securities         Securities Sold              Received/(1)/
-----------                   -------------------         ---------------              -------------
                                                                                      accrued interest
                              common stock                 2,136 shares                 common stock

Hilda S. Davis                convertible note           $    18,943.08           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,563 shares                 common stock

Patricia DeLovely             common stock                 9,398 shares                 common stock

Robert L. Dible               convertible note           $    24,000.00           cancellation of note and
                                                                                      accrued interest
                              common stock                12,815 shares                 common stock

Rudolph Dickson               convertible note           $    18,722.92           cancellation of note and
                                                                                      accrued interest
                              common stock                 8,971 shares                 common stock

Robert Dudley                 convertible note           $    15,937.57           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,136 shares                 common stock

Howard L. Foglesong           convertible note           $     7,974.63           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,136 shares                 common stock

Curtis L. Franz               common stock                 3,845 shares                 common stock

Edmond W. and Georgia         convertible note           $     7,246.47           cancellation of note and
Gardiner                                                                              accrued interest
                              common stock                 2,136 shares                 common stock

Raymond L. Gehris             common stock                17,087 shares                 common stock

Harold T., Ruth B. George,    convertible note           $    16,197.92           cancellation of note and
Trustees U.D.T.,                                                                      accrued interest
dated February 18, 1984

                              common stock                 2,136 shares                 common stock

Dennis D. Glass               convertible note           $    31,265.30           cancellation of note and
                                                                                      accrued interest
                              common stock                 4,272 shares                 common stock

Joseph J. and E. Lenore       common stock                 2,648 shares                 common stock
Goetz

Margaret K. Greene            convertible note           $    12,185.33           cancellation of note and
                                                                                      accrued interest
                              common stock                 1,709 shares                 common stock

Dale and Sandra               common stock                 8,543 shares                 common stock
Halverstadt

William and Helen A.          convertible note           $    16,250.00           cancellation of note and
Havel                                                                                 accrued interest

                                                            Amount of                  Consideration
                                                                                       -------------
Stockholder                   Class of Securities        Securities Sold                Received/(1)/
-----------                   -------------------        ---------------                -------------
                              common stock                 2,136 shares                 common stock

Dennis Hieronymus             convertible note           $    12,738.44           cancellation of note and
                                                                                      accrued interest
                              common stock                 3,417 shares                 common stock

Frank L. Jenkins              convertible note           $     6,896.00           cancellation of note and
                                                                                      accrued interest
                              common stock                 8,543 shares                 common stock

Kurt H. Knecht                convertible note           $    65,852.52           cancellation of note and
                                                                                      accrued interest
                              common stock                 8,543 shares                 common stock

David M. Kushner, M.D.        convertible note           $    25,003.20           cancellation of note and
                                                                                      accrued interest
                              common stock                34,173 shares                 common stock

Philip A. Linda C. Magyar     convertible note           $    16,262.07           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,136 shares                 common stock

Edith L. Marion               convertible note           $    22,137.91           cancellation of note and
                                                                                      accrued interest
                              common stock                 3,076 shares                 common stock

Edith L. Marion               convertible note           $    10,760.09           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,562 shares                 common stock

George L. and Linda J. May    convertible note           $     8,241.67           cancellation of note and
                                                                                      accrued interest
                              common stock                 1,111 shares                 common stock

Joanne B. May                 convertible note           $    18,585.83           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,563 shares                 common stock

Robert I. and Debbie Miller   common stock                 2,136 shares                 common stock

Miller Trust, Margaret        convertible note           $    43,076.33           cancellation of note and
Ann Miller, Trustee                                                                   accrued interest
                              common stock                14,523 shares                 common stock

Patrick Murphy, M.D.          convertible note           $    62,365.57           cancellation of note and
                                                                                      accrued interest
                              common stock                11,790 shares                 common stock

Jerry Nash                    convertible note           $    20,023.39           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,990 shares                 common stock

Howard Nunn, Jr., M.D.        convertible note           $    16,056.33           cancellation of note and

                                                             Amount of                Consideration
                                                                                      -------------
Stockholder                   Class of Securities         Securities Sold              Received/(1)/
-----------                   -------------------         ---------------              -------------
                                                                                      accrued interest
                              common stock                 2,136 shares                 common stock

Jay L. Rentzel                convertible note        $       93,849.58           cancellation of note and
                                                                                      accrued interest
                              common stock                29,902 shares                 common stock

Integrity Associates          convertible note        $       21,935.83           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,990 shares                 common stock

Roscoe M. Smith               convertible note        $       15,344.32           cancellation of note and
                                                                                      accrued interest
                              common stock                 4,272 shares                 common stock

Howard W. Stacey              common stock                 3,076 shares                 common stock

John and Mary Sviatek         convertible note        $       56,625.00           cancellation of note and
                                                                                      accrued interest
                              common stock                 8,543 shares                 common stock

Carl J. Wallace               convertible note        $       15,685.33           cancellation of note and
                                                                                      accrued interest
                              common stock                 4,699 shares                 common stock

Leo Watkins                   convertible note        $       34,521.32           cancellation of note and
                                                                                      accrued interest
                              common stock                 8,885 shares                 common stock

Robert K. Wawrousek,          convertible note        $      137,694.33           cancellation of note and
Trustee                                                                               accrued interest
                              common stock                59,804 shares                 common stock

Joseph E. Webb                convertible note        $       25,526.91           cancellation of note and
                                                                                      accrued interest
                              common stock                 4,357 shares                 common stock

Gordon Wilbur                 convertible note        $       18,161.84           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,392 shares                 common stock

James R. and Mildred H.       convertible note        $       72,350.00           cancellation of note and
Williams                                                                              accrued interest
                              common stock                25,630 shares                 common stock

Raymond F. Zuczuski           convertible note        $       15,605.00           cancellation of note and
                                                                                      accrued interest
                              common stock                 2,136 shares                 common stock

Jerry Frost                   convertible note        $       20,788.53           cancellation of note and
                                                                                      accrued interest
                              common stock                 3,930 shares                 common stock

Lisa Krinsky, M.D.            common stock             1,014,487 shares                 common stock

                                                             Amount of                 Consideration
                                                                                       -------------
Stockholder                   Class of Securities         Securities Sold               Received/(1)/
-----------                   -------------------         ---------------               -----------
Arnold Hantman                common stock               507,244 shares                 common stock

Michael D. and Beth J.        common stock                76,635 shares                 common stock
Harris
MDN Enterprises, Inc.         common stock                71,635 shares                 common stock

Dr. Leonard Weinstein         common stock                10,000 shares                 common stock

/(1)/ We issued our shares of common stock in exchange for shares of our subsidiary except for Mr. Hantman who exchanged shares of our predecessor. The convertible notes we issued were exchanged for South Florida Kinetics' notes.

(b)

                                                                       Amount of
            Stockholder                   Class of Securities      Securities Sold/(1)/  Consideration
            -----------                   -------------------      --------------------  -------------
                                                                                            Received
                                                                                            --------

Maurice L. Baldwin c/o Maurice L.          common stock warrant       4,2094,209           conversion
and Mary L. Baldwin Family Trust               common stock                                  of note

Robert P. Bisaillon                        common stock warrant          3,579             conversion
                                               common stock              3,579               of note

Roland W. Boone                            common stock warrant          5,686             conversion
                                               common stock              5,686               of note

Keith C. Carini, M.D.                      common stock warrant          1,917             conversion
                                               common stock              1,917               of note

Norman Cloutier                            common stock warrant          1,708             conversion
                                               common stock              1,708               of note

Hilda S. Davis                             common stock warrant          4,209             conversion
                                               common stock              4,209               of note

Robert L. Dible                            common stock warrant          5,333             conversion
                                               common stock              5,333               of note

Robert Dudley                              common stock warrant          3,541             conversion
                                               common stock              3,541               of note

Rudolph Dickson                            common stock warrant          4,160             conversion
                                               common stock              4,160               of note

Howard L. Foglesong                        common stock warrant          1,772             conversion
                                               common stock              1,772               of note

Edmond W. and Georgia Gardiner             common stock warrant          1,610             conversion
                                               common stock              1,610               of note

Harold T. and Ruth B. George               common stock warrant          3,599             conversion
Trustees                                       common stock              3,599               of note

                                                                       Amount of
            Stockholder                   Class of Securities      Securities Sold/(1)/  Consideration
            -----------                   -------------------      --------------------  -------------
                                                                                            Received
                                                                                            --------

Dennis D. Glass                            common stock warrant          6,947             conversion
                                               common stock              6,947               of note

Margaret K. Greene                         common stock warrant          2,707             conversion
                                               common stock              2,707               of note

William and Helen A. Havel                 common stock warrant          3,611             conversion
                                               common stock              3,611               of note

Dennis Hieronymus                          common stock warrant          2,830             conversion
                                               common stock              2,830               of note

Frank L. Jenkins                           common stock warrant          1,532             conversion
                                               common stock              1,532               of note

Kurt H. Knecht                             common stock warrant         14,633             conversion
                                               common stock             14,633               of note

Philip A. and Linda C. Magyar              common stock warrant          3,613             conversion
                                               common stock              3,613               of note

Edith L. Marion                            common stock warrant          4,919             conversion
                                               common stock              4,919               of note

Edith L. Marion                            common stock warrant          2,393             conversion
                                               common stock              2,393               of note

George L. and Linda J. May                 common stock warrant          1,831             conversion
                                               common stock              1,831               of note

Joanne B. May                              common stock warrant          4,130             conversion
                                               common stock              4,130               of note

Ann Miller (Miller Trust)                  common stock warrant          9,572             conversion
                                               common stock              9,572               of note

Patrick J. Murphy, M.D.                    common stock warrant         13,859             conversion
                                               common stock             13,859               of note

Jerry Nash                                 common stock warrant          4,449             conversion
                                               common stock              4,449               of note

Howard Nunn, Jr., M.D.                     common stock warrant          3,568             conversion
                                               common stock              3,568               of note

Jay L. Rentzel                             common stock warrant         20,855             conversion
                                               common stock             20,855               of note

Roscoe M. Smith                            common stock warrant          3,409             conversion
                                               common stock              3,409               of note

John and Mary Sviatek                      common stock warrant         12,583             conversion

                                                                       Amount of
            Stockholder                   Class of Securities      Securities Sold/(1)/  Consideration
            -----------                   -------------------      --------------------  -------------
                                                                                            Received
                                                                                            --------
                                               common stock             12,583               of note

Carl J. Wallace                            common stock warrant          3,485             conversion
                                               common stock              3,485               of note

Leo Watkins                                common stock warrant          7,671             conversion
                                               common stock              7,671               of note

Robert K. Wawrousek, Trustee               common stock warrant         30,598             conversion
                                               common stock             30,598               of note

Joseph E. Webb                             common stock warrant          5,672             conversion
                                               common stock              5,672               of note

Gordon Wilbur                              common stock warrant          4,035             conversion
                                               common stock              4,035               of note

James R. and Mildred H. Williams           common stock warrant         16,077             conversion
                                               common stock             16,077               of note

Raymond F. Zuczuski                        common stock warrant          3,467             conversion
                                               common stock              3,467               of note

Jerry Frost                                common stock warrant          4,619             conversion
                                               common stock              4,619               of note

Robert Reynoldson                          common stock warrant          4,874             conversion
                                               common stock              4,874               of note

Harold and Marilyn F. Chalmers             common stock warrant         16,473             conversion
                                               common stock             16,473               of note

     We issued shares of our common stock to the following individuals upon exercise of options or warrants in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933:

Date                                  Name                 Number of Shares            Consideration
----                                  ----                 ----------------            -------------
April 24, 2001                   Nick P. Tootle               5,556                    Signing Bonus
May 11, 2001                    Howard Fogelsong              1,772                    $   14,176
May 17, 2001                      Edith Marion                3,476                 Cashless Warrant
                                                                                        Exercise
May 24, 2001                     George Gessner               4,166                    $23,433.75
June 1, 2001                  Patrick Murphy, M.D.            6,929                 Cashless Warrant
                                                                                        Exercise
June 8, 2001                    Rudolph Dickson               2,667                 Cashless Warrant
                                                                                        Exercise
June 11, 2001                Margaret Miller Trust            5,682                 Cashless Warrant
                                                                                        Exercise
June 22, 2001                  Dennis Hieronymus              1,935                 Cashless Warrant
                                                                                        Exercise
June 22, 2001              Maurice and Mary Baldwin,          2,878                 Cashless Warrant

Date                                  Name                 Number of Shares            Consideration
----                                  ----                 ----------------            -------------

                                    Trustees                                            Exercise
June 26, 2001               Philip and Linda Magyar           2,450                 Cashless Warrant
                                                                                        Exercise
June 28, 2001                   Norman Cloutier               1,708                 Cashless Warrant
                                                                                        Exercise

Item 27. Exhibits.


 Exhibit
 Number    Description
--------   ---------------------------------------------------------------------
3.1        Certificate of Incorporation (1)
3.2        First Amendment to Certificate of Incorporation (1)
3.3        Certificate of Correction to Certificate of Incorporation (4)
3.4        Bylaws (1)
3.5        First Amendment to the Bylaws (4)
4.1        Form of Common Stock Certificate (1)
4.2        Form of Warrant Agreement(3)
4.3        Form of Warrant(3)
5          Opinion of Michael Harris, P.A.

10.1       Form of Employment Agreement of Arnold Hantman
10.2       Form of Employment Agreement of Lisa Krinsky, M.D.
10.3       Form of Employment Agreement of Dr. Gregory Holmes

10.4       Employment Agreement of D. Scott Davis (2)
10.5       Employment Agreement of Dr. Barrie Phillips (5)

10.6       Form of Employment Agreement of Nick P. Tootle

10.7       Employment Agreement of George Gessner (5)
10.8       Amended and Restated 1999 Stock Option Plan (2)
10.9       Second Amendment to the 1999 Stock Option Plan (4)
10.10      Third Amendment to the 1999 Stock Option Plan
10.11      Fourth Amendment to the 1999 Stock Option Plan
10.12      Asset Purchase Agreement* (4)
10.13      Audit Committee Charter (2)
21         Subsidiaries
23.1       Consent of Kaufman, Rossin & Co.
23.2       Consent of Michael Harris, P.A. (6)

* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.
(1)        Contained in Form SB-2 filed on August 17, 1999
(2)        Contained in Form SB-2 filed on July 21, 2000
(3)        Contained in Form SB-2 filed on September 8, 2000
(4)        Contained in Form SB-2 filed on October 5, 2000
(5)        Contained in the Form 10-KSB for the year ended December 31, 2000.
(6)        Contained in Opinion of Michael Harris, P.A.

Item 28. Undertakings.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SFBC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in Miami, Florida, on the 9/th/ day of July, 2001.


                                          SFBC International, Inc.

                                          By /s/  Arnold Hantman
                                          ------------------------------
                                          Arnold Hantman
                                          Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.

Signatures                          Title                                        Date
---------------------------------   ------------------------------------------   ------------------

/s/ Lisa Krinsky, M.D.              Chairman of the Board of Directors           July 9, 2001
---------------------------------
Lisa Krinsky, M.D.

/s/ Arnold Hantman                  Director                                     July 9, 2001
Arnold Hantman

/s/ Nick P. Tootle                  Vice President of Finance                    July 9, 2001
---------------------------------
Nick P. Tootle

/s/ Ramiro Casanas                  Chief Accounting Officer                     July 9, 2001

---------------------------------
Ramiro Casanas

/s/ Jack Levine                     Director                                     July 9, 2001
---------------------------------
Jack Levine

/s/ Dr. Leonard Weinstein           Director                                     July 9, 2001
---------------------------------
Dr. Leonard Weinstein
/s/ William  C. Willis, Jr.         Director                                     July 9, 2001
---------------------------------
William C. Willis, Jr.

                                 EXHIBIT INDEX


 Exhibit
 Number    Description
--------   ------------------------------------------------------------
3.1        Certificate of Incorporation (1)
3.2        First Amendment to Certificate of Incorporation (1)
3.3        Certificate of Correction to Certificate of Incorporation (4)
3.4        Bylaws (1)
3.5        First Amendment to the Bylaws (4)
4.1        Form of Common Stock Certificate (1)
4.2        Form of Warrant Agreement (3)
4.3        Form of Warrant (3)
5          Opinion of Michael Harris, P.A.

10.1       Form of Employment Agreement of Arnold Hantman
10.2       Form of Employment Agreement of Lisa Krinsky, M.D.
10.3       Form of Employment Agreement of Dr. Gregory Holmes

10.4       Employment Agreement of D. Scott Davis (2)
10.5       Employment Agreement of Dr. Barrie Phillips (5)

10.6       Form of Employment Agreement of Nick P. Tootle

10.7       Employment Agreement of George Gessner (5)
10.8       Amended and Restated 1999 Stock Option Plan (2)
10.9       Second Amendment to the 1999 Stock Option Plan (4)
10.10      Third Amendment to the 1999 Stock Option Plan
10.11      Fourth Amendment to the 1999 Stock Option Plan
10.12      Asset Purchase Agreement* (4)
10.13      Audit Committee Charter (2)
21         Subsidiaries (2)
23.1       Consent of Kaufman, Rossin & Co.
23.2       Consent of Michael Harris, P.A. (6)

----------------
* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.
(1)   Contained in Form SB-2 filed on August 17, 1999

(2)   Contained in Form SB-2 filed on July 21, 2000
(3)   Contained in Form SB-2 filed on September 8, 2000
(4)   Contained in Form SB-2 filed on October 5, 2000
(5)   Contained in the Form 10-KSB for the year ended December 31, 2000.
(6)   Contained in Opinion of Michael Harris, P.A.